        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION    , 1997

                                                       REGISTRATION NO.: 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             COMMUNITY BANKS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      PENNSYLVANIA                     6022                  23-2251762
                                 (PRIMARY STANDARD        (I.R.S. EMPLOYER
     (STATE OR OTHER                INDUSTRIAL           IDENTIFICATION NO.)
     JURISDICTION OF            CLASSIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

       150 MARKET SQUARE, MILLERSBURG, PENNSYLVANIA 17061 (717) 692-4781 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ERNEST L. LOWE
                             C.O.O. AND PRESIDENT
                             COMMUNITY BANKS, INC.
                               150 MARKET SQUARE
                MILLERSBURG, PENNSYLVANIA 17061 (717) 692-4781
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                  COPIES TO:
        JAMES A. ULSH, ESQUIRE                PAUL G. MATTAINI, ESQUIRE
        METTE, EVANS & WOODSIDE          BARLEY, SNYDER, SENFT & COHEN, LLP
        3401 NORTH FRONT STREET                 126 EAST KING STREET
             P.O. BOX 5950               LANCASTER, PENNSYLVANIA 17602-2893
  HARRISBURG, PENNSYLVANIA 17110-0950

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
PUBLIC: As soon as practicable after the effective date of this Registration Statement, and upon consummation of the merger of Peoples State Bank with and into PSB Interim Bank, a subsidiary of the Registrant, as described in the enclosed Joint Proxy Statement/Prospectus.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED        PROPOSED
                               AMOUNT      MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE   OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED  PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-----------------------------------------------------------------------------------------
 Common Stock Par value
  $5.00 per share.......     1,410,500      $35.56      $55,786,563.56      $16,905.02

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(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(1) on the basis of the average of the bid and ask prices for common stock of The Peoples State Bank on the NASD Bulletin Board December 12, 1997 of $35.56 and the estimated maximum of 1,568,801 shares of such stock to be converted in the merger described herein into Common Stock of the Registrant.


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION ACTING PURSUANT TO SUCH SECTION 8(A) MAY DETERMINE.

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


                             [PEOPLES' LETTERHEAD]


                                                                January  , 1998

Dear Shareholder:


  We invite you to attend a Special Meeting (the "Meeting") of Shareholders of The Peoples State Bank ("Peoples"), to be held at the East Berlin Community Center, North and 4th Streets, East Berlin, Pennsylvania, on February 10, 1998 at 9:00 a.m., local time.

  At the Meeting, the shareholders will be asked to consider and vote upon:
(a) a proposal to approve the Agreement and Plan of Reorganization dated as of October 28, 1997 (the "Merger Agreement") between Peoples and Community Banks, Inc. ("Community"), as well as the merger (the "Merger") of Peoples with and into PSB Interim Bank, a newly formed, wholly-owned subsidiary of Community as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn the Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement; and
(c) such other business as may properly come before the Meeting or any adjournment thereof.

  In connection with the Merger, each share of Peoples Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive .889 shares of Community Common Stock, par value $5.00 per share (the "Community Common Stock"), subject to adjustment as described more fully in the accompanying Joint Proxy Statement/Prospectus.

  Your attention is directed to the attached Joint Proxy Statement/Prospectus which contains a more complete description of the terms of the Merger and provides detailed financial, business and other information concerning Peoples, Community and PSB Interim Bank.

  After careful consideration of the terms of the Merger Agreement, the Board of Directors of Peoples has determined that the Merger is in the best interests of Peoples and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

  It is very important that your shares be represented at the Meeting, whether or not you plan to attend in person. The affirmative vote of the holders of two-thirds of all outstanding shares of Peoples Common Stock is required to approve the Merger and the Merger Agreement. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the Merger and the Merger Agreement.

                                          Sincerely,

                                          Eddie L. Dunklebarger
                                          President and Chief Executive
                                           Officer

                            [COMMUNITY LETTERHEAD]

                                                                         , 1998


Dear Shareholder:

  We invite you to attend a Special Meeting (the "Meeting") of Shareholders of Community Banks, Inc. ("Community"), to be held at 150 Market Street, Millersburg, Pennsylvania, on February 10, 1998 at 9:00 a.m., local time.

  At the Meeting, the shareholders will be asked to consider and vote upon:
(a) a proposal to approve the Agreement and Plan of Reorganization dated as of October 28, 1997 (the "Merger Agreement") between The Peoples State Bank ("Peoples") and Community, as well as the merger (the "Merger") of Peoples with and into PSB Interim Bank, a newly formed, wholly-owned subsidiary of Community as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn the Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement; (c) in conjunction with the Merger, a proposal to amend the Community Articles of Incorporation to increase the authorized shares of Community Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment"); and (d) such other business as may properly come before the Meeting or any adjournment thereof.

  In connection with the Merger, each share of Peoples Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive .889 shares of Community Common Stock, par value $5.00 per share (the "Community Common Stock"), subject to adjustment as described more fully in the accompanying Joint Proxy Statement/Prospectus.

  Your attention is directed to the attached Joint Proxy Statement/Prospectus which contains a more complete description of the terms of the Merger and provides detailed financial, business and other information concerning Peoples, Community and PSB Interim Bank.

  After careful consideration of the terms of the Merger Agreement, the Board of Directors of Community has determined that the Merger is in the best interests of Community and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT, AS WELL AS THE AMENDMENT.

  It is very important that your shares be represented at the Meeting, whether or not you plan to attend in person. The affirmative vote of the holders of 66 2/3% of all outstanding shares of Community Common Stock is required to approve the Merger, the Merger Agreement and the Amendment. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the Merger, the Merger Agreement and the Amendment.

                                          Sincerely,

                                          Ernest L. Lowe
                                          President

                            THE PEOPLES STATE BANK
                             100 EAST KING STREET
                        EAST BERLIN, PENNSYLVANIA 17316
                                (717) 259-9510

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 10, 1998

  NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Meeting") of The Peoples State Bank ("Peoples") will be held at the East Berlin Community Center, North and 4th Streets, East Berlin, Pennsylvania, on February 10, 1998 at 9:00 a.m., local time. A Proxy Card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

    1. Approval of the Agreement and Plan of Reorganization dated as of October 28, 1997 (the "Merger Agreement") between Peoples and Community, as well as the merger (the "Merger") of Peoples with and into PSB Interim Bank, a newly formed, wholly-owned subsidiary of Community as contemplated therein. Pursuant to the Merger Agreement and as more fully described in the accompanying Joint Proxy Statement/Prospectus, each share of Peoples Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive .889 shares of Community Common Stock, par value $5.00 per share (the "Community Common Stock"), subject to adjustment as more fully described in the accompanying Joint Proxy Statement/Prospectus;

    2. Postponement or adjournment of the Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement (the "Adjournment Proposal"); and

    3. Such other matters as may properly come before the Meeting or any adjournment thereof.

  Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Only shareholders of record at the close of business on December 26, 1997, shall be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

  As required by the Pennsylvania Banking Code ("PBC"), and the Pennsylvania Business Corporation Law ("BCL"), to which the PBC refers, any shareholder of Peoples who has voted against the Merger and the Merger Agreement at the Meeting or has given notice to Peoples in writing at or prior to the Peoples Special Meeting that such shareholder dissents from the Merger, shall be entitled to receive the "fair value" of the shares held by that shareholder at the time the Merger Agreement has been approved by the Pennsylvania Department of Banking ("PDOB"), the Federal Reserve Board and the FDIC, upon written request made to Community at any time within 30 days following the Effective Date, accompanied by the surrender of such shareholder's stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Joint Proxy Statement/Prospectus as Appendix D.

  You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      Eddie L. Dunklebarger
                                      President and Chief Executive Officer

East Berlin, Pennsylvania
     , 1998

IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE PEOPLES THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             COMMUNITY BANKS, INC.
                               150 MARKET SQUARE
                        MILLERSBURG, PENNSYLVANIA 17061
                                (717) 692-4781

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 10, 1998

  NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Meeting") of Community Banks, Inc. ("Community") will be held at 150 Market Street, Millersburg, Pennsylvania, on February 10, 1998 at 9:00 a.m., local time. A Proxy Card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

    1. Approval of the Agreement and Plan of Reorganization dated as of October 28, 1997 (the "Merger Agreement") between The Peoples State Bank ("Peoples") and Community, as well as the merger (the "Merger") of Peoples with and into PSB Interim Bank, a newly formed, wholly-owned subsidiary of Community as contemplated therein. Pursuant to the Merger Agreement and as more fully described in the accompanying Joint Proxy Statement/Prospectus, each share of Peoples Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive .889 shares of Community Common Stock, par value $5.00 per share (the "Community Common Stock"), subject to adjustment as more fully described in the accompanying Joint Proxy Statement/Prospectus.

    2. Postponement or adjournment of the Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement (the "Adjournment Proposal").

    3. In conjunction with the Merger, a proposal to amend the Community Articles of Incorporation to increase the authorized shares of Community Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment").

    4. Such other matters as may properly come before the Meeting or any adjournment thereof.

  Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Only shareholders of record at the close of business on December 26, 1997, shall be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

  You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Thomas L. Miller
                                          Chairman

 Millersburg, Pennsylvania
     , 1998

IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE COMMUNITY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                       JOINT PROXY STATEMENT/PROSPECTUS

                             COMMUNITY BANKS, INC.
                               150 MARKET SQUARE
                        MILLERSBURG, PENNSYLVANIA 17061

                                      AND

                            THE PEOPLES STATE BANK
                             100 EAST KING STREET
                        EAST BERLIN, PENNSYLVANIA 17316

                    UP TO 1,410,500 SHARES OF COMMON STOCK
                PAR VALUE $5.00 PER SHARE, ISSUABLE IN PROPOSED
                                   MERGER OF

                            THE PEOPLES STATE BANK

                                 WITH AND INTO

                               PSB INTERIM BANK

  This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Community Banks, Inc. ("Community") and The Peoples State Bank ("Peoples") in connection with the solicitation of proxies by their respective Boards of Directors for use at a Special Meeting of Shareholders of Community and a Special Meeting of Shareholders of Peoples, each to be held on February 10, 1998. The shareholders of Community and Peoples will be asked to consider and vote upon: (a) a proposal to approve the Agreement and Plan of Reorganization dated as of October 28, 1997 (the "Merger Agreement") between Peoples and Community, as well as the merger (the "Merger") of Peoples with and into PSB Interim Bank, a newly formed, wholly-owned subsidiary of Community as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn the Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement; and
(c) such other business as may properly come before the Meeting or any adjournment thereof. Additionally, in conjunction with the Merger, the shareholders of Community will be asked to consider and vote upon a proposal to amend the Community Articles of Incorporation to increase the authorized shares of Community Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment").

  In connection with the Merger, each share of Peoples Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive .889 shares of Community Common Stock, par value $5.00 per share (the "Community Common Stock"), subject to adjustment as described more fully herein.

  As required by the Pennsylvania Banking Code ("PBC"), and the Pennsylvania Business Corporation Law ("BCL"), to which the PBC refers, any shareholder of Peoples who has voted against the Merger and the Merger Agreement at the Meeting or has given notice to Peoples in writing at or prior to the Peoples Special Meeting that such shareholder dissents from the Merger, shall be entitled to receive the "fair value" of the shares held by that shareholder at the time the Merger Agreement has been approved by the Pennsylvania Department of Banking ("PDOB"), the Federal Reserve Board and the FDIC, upon written request made to Community at any time within 30 days following the Effective Date, accompanied by the surrender of such shareholder's stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Joint Proxy Statement/Prospectus as Appendix D.

  Community Common Stock is traded, and the Community Common Stock to be issued pursuant to the Merger Agreement will be traded on the American Stock Exchange ("AMEX"). Peoples Common Stock is quoted on the NASD Bulletin Board.

  This Joint Proxy Statement/Prospectus constitutes a prospectus of Community appearing as a part of a registration statement filed with the Securities and Exchange Commission relating to the 1,410,500 shares of Community Common Stock issuable pursuant to the Merger Agreement. All information in this Joint Proxy Statement/Prospectus relating to Community has been supplied by Community and all information relating to Peoples has been supplied by Peoples.

  This Joint Proxy Statement/Prospectus and the accompanying Proxy Card and Notice of Special Meeting are first being mailed to shareholders of Peoples and Community on or about January 9, 1998.

  THE SHARES OF COMMUNITY COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF COMMUNITY COMMON STOCK ISSUABLE IN THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PEOPLES OR COMMUNITY. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY TO OR FROM ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION. THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION ABOUT PEOPLES OR COMMUNITY CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Community is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding Registrants such as Community that file electronically with the Commission. The address of the Commissions's site is http;//www.sec.gov. Community Common Stock is authorized for quotation on the American Stock Exchange. Such materials and other information concerning Community, therefore, can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

  Peoples is also subject to the informational requirements of the Exchange Act. However, Peoples files reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the "FDIC"), as an FDIC insured banking institution. Such reports, proxy statements and other information filed with the FDIC are available for inspection and copying at the Disclosure Group, FDIC, 550 17th Street N.W., Room F-518, Washington, DC 20429.

  Community has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") a Registration Statement on Form S-4 (including all amendments and exhibits thereto (the "Registration Statement") with respect to the Community Common Stock issuable pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO COMMUNITY AND PEOPLES WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST DIRECTED TO TERRY L. BURROWS, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, COMMUNITY BANKS, INC., P.O. BOX 350, MILLERSBURG, PA 17061. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES, ANY REQUEST SHOULD BE MADE NO LATER FEBRUARY 3, 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

COMMUNITY

  The following documents and information are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

    1. Community's annual report on Form 10-K for the year December 31, 1996;

    2. Community's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    3. Community's current report on Form 8-K filed November 8, 1997.

  All documents filed by Community pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings of Peoples and Community are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the dated of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

PEOPLES

  The following documents and information are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

    1. Peoples' annual report on Form F-2 for the year December 31, 1996;

    2. Peoples' quarterly reports on Form F-4 for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    3. Peoples' current report on Form F-3 dated November 10, 1997.

                               TABLE OF CONTENTS

                                                                        PAGE(S)
                                                                        -------
SUMMARY................................................................     1
The Parties............................................................     1
  Peoples..............................................................     1
  Community............................................................     1
  PSB Interim Bank.....................................................     2
The Special Meetings...................................................     2
  Date, Place and Time of the Meetings.................................     2
  Matters to be Considered at the Meetings.............................     2
  Record Date; Shares Outstanding; Quorum; Vote Required...............     2
  Terms of the Merger..................................................     3
  Exchange Procedure...................................................     3
  Opinions of Financial Advisors.......................................     3
  Recommendation of the Boards of Directors............................     4
  Conditions to the Merger.............................................     4
  Closing; Effective Date..............................................     4
  Termination; Waiver; Amendment.......................................     4
  Fees and Expenses....................................................     5
  Stock Option Agreement...............................................     5
  Dissenters Rights....................................................     5
  Certain Federal Income Tax Consequences of the Merger................     5
  Accounting Treatment.................................................     6
  Interests of Certain Persons in the Merger...........................     6
  Comparison of Shareholder Rights.....................................     6
  Adjournment of the Meeting...........................................     7
  Market Price Data....................................................     7
  Selected Historical and Pro Forma Financial Data.....................     9
    Peoples State Bank.................................................     9
    Community Banks, Inc. .............................................    10
  Unaudited Pro Forma Selected Financial Data..........................    11
  Comparative Per Share Data...........................................    12
THE MEETINGS...........................................................    13
  General..............................................................    13
  Date, Place and Time of the Meetings.................................    13
  Matters to be Considered at the Meetings.............................    13
  Record Date; Shares Outstanding; Quorum..............................    14
  Votes Required.......................................................    14
  Effect of Abstentions and Broker Nonvotes............................    15
  Voting, Revocation and Solicitation of Proxies.......................    15
  Recommendation of the Boards of Directors............................    15
THE MERGER.............................................................    16
  Introduction; Background of the Merger...............................    16
    Peoples............................................................    16
    Community..........................................................    16
    PSB Interim Bank...................................................    17
  Reasons for the Merger; Recommendation of the Board of Directors.....    17
  Voting Agreements....................................................    19
  Opinions of Financial Advisors.......................................    19

                                                                       PAGE(S)
                                                                       -------
  Terms of the Merger.................................................    25
    Effect of the Merger..............................................    25
    Merger Consideration; Conversion Factor...........................    25
    Closing; Effective Date...........................................    26
    Representations and Warranties....................................    26
    Conduct of Business Pending the Merger............................    26
    Certain Other Agreements..........................................    27
    Conditions Precedent..............................................    29
    Waiver; Amendment.................................................    29
    Termination.......................................................    30
  Expenses............................................................    30
  Stock Option Agreement; No Solicitation; Pursuit of Other
   Transactions.......................................................    31
  Continued Employment of Peoples' Employees..........................    31
  Indemnification of Peoples' Officers and Directors; Insurance.......    32
  PSB Interim Bank Shareholder Approval...............................    32
  Listing.............................................................    32
  Exchange Procedure..................................................    33
    Appointment of Exchange Agent.....................................    33
    Procedure.........................................................    33
  Regulatory Approvals................................................    33
  Interests of Certain Persons in the Merger..........................    34
  Management of Community and PSB Interim Bank After Merger...........    36
  Preservation of Independence of Peoples.............................    37
  Accounting Treatment................................................    37
  Certain Federal Income Tax Consequences.............................    37
  Rights of Dissenting Shareholders...................................    38
REGULATORY MATTERS....................................................    38
  General.............................................................    38
  Restrictions on Resales by Affiliates...............................    39
  Payment of Dividends................................................    39
    Capital Limitations...............................................    39
    Earnings Limitations..............................................    40
    Other Limitations.................................................    40
  Holding Company Structure...........................................    40
  Capital Adequacy....................................................    41
  Federal Deposit Insurance Corporation Improvement Act of 1991.......    42
COMPARISON OF SHAREHOLDERS' RIGHTS....................................    43
  Introduction........................................................    43
  Dividends...........................................................    43
    Peoples...........................................................    43
    Community.........................................................    44
  Voting Rights Generally.............................................    44
    Peoples...........................................................    44
    Community.........................................................    44
  Classified Board of Directors.......................................    44
    Peoples...........................................................    44
    Community.........................................................    44
  Number of Directors; Term...........................................    45
    Peoples...........................................................    45
    Community.........................................................    45

                                                                      PAGE(S)
                                                                      -------
  Removal of Directors...............................................    45
    Peoples..........................................................    45
    Community........................................................    45
  Qualifications of Directors........................................    45
    Peoples..........................................................    45
    Community........................................................    46
  Filling Vacancies on the Board of Directors........................    46
  Call of Special Shareholders' Meeting..............................    46
    Peoples..........................................................    46
    Community........................................................    46
  Notice of Shareholders' Meetings...................................    46
    Peoples..........................................................    46
    Community........................................................    46
  Quorum Requirements and Adjournment of Meetings....................    46
  Dissenters Rights..................................................    47
    Peoples..........................................................    47
    Community........................................................    47
  Limitations on Directors' Liability................................    47
  Indemnification....................................................    47
    Peoples..........................................................    47
    Community........................................................    47
    Peoples and Community............................................    48
  Anti-Takeover Law Provisions.......................................    49
    Peoples..........................................................    49
    Community........................................................    49
  Amendment of Articles of Incorporation.............................    50
    Peoples..........................................................    50
    Community........................................................    50
  Amendment of Bylaws................................................    50
    Peoples..........................................................    50
    Community........................................................    50
UNAUDITED PRO FORMA FINANCIAL STATEMENTS.............................    52
BUSINESS OF PEOPLES..................................................    59
  Description of Business............................................    59
  Properties.........................................................    59
  Legal Proceedings..................................................    59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
 PEOPLES.............................................................    60
ADJOURNMENT OF THE MEETING...........................................    61
EXPERTS..............................................................    61
LEGAL OPINIONS.......................................................    61
OTHER BUSINESS.......................................................    61
APPENDIX A--MERGER AGREEMENT.........................................   A-1
APPENDIX B--OPINION OF THE BERWIND FINANCIAL GROUP, L.P. ............   B-1
APPENDIX C--OPINION OF SANDLER O'NEILL & PARTNERS, L.P. .............   C-1
APPENDIX D--STATUTORY PROVISIONS CONCERNING DISSENTERS' RIGHTS FOR
 SHAREHOLDERS OF PEOPLES.............................................   D-1
APPENDIX E--STOCK OPTION AGREEMENT...................................   E-1

                         APPENDIX A--MERGER AGREEMENT

                     AGREEMENT AND PLAN OF REORGANIZATION
                                      OF
                            THE PEOPLES STATE BANK
                                      AND
                             COMMUNITY BANKS, INC.
                          PROVIDING FOR THE MERGER OF
                            THE PEOPLES STATE BANK
                                 WITH AND INTO
                               PSB INTERIM BANK,
                         A WHOLLY-OWNED SUBSIDIARY OF
                             COMMUNITY BANKS, INC.

  This Agreement and Plan of Reorganization ("Agreement"), made and entered into this 28th day of October, 1997, by and among The Peoples State Bank ("Peoples"), a Pennsylvania state chartered banking institution, having its headquarters at 100 East King Street, East Berlin, Pennsylvania 17316; and Community Banks, Inc. ("Community"), a Pennsylvania business corporation having its corporate headquarters at 150 Market Square, Millersburg, Pennsylvania 17061.

  Whereas, the Boards of Directors of Peoples and Community deem it advisable and in the best interest of their respective shareholders that under and pursuant to the terms and conditions herein set forth Peoples be merged with and into a Pennsylvania state chartered banking institution ("Interim Bank") to be organized as a wholly-owned subsidiary of Community specifically for the purpose of merging Peoples with and into the Interim Bank (the "Merger"); and

  Whereas, this Agreement has been approved by the Board of Directors of Peoples and Community; and

  Whereas, the parties hereto desire to adopt this Agreement as a Plan of Reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

  Whereas, Community and Peoples have entered into a Stock Option Agreement of even date herewith, attached hereto as Exhibit "A" (the "Stock Option Agreement") pursuant to which Peoples has granted to Community the option to purchase certain authorized but unissued shares of the common stock, par value $1.00 per share, of Peoples ("Peoples Common Stock").

  Now, Therefore, in consideration of the premises and mutual covenants herein contained, acting pursuant to resolutions of their respective Boards of Directors, and in accordance with the provisions of the laws of the Commonwealth of Pennsylvania, Peoples and Community do hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  1.1 Community shall promptly cause Interim Bank to be duly organized as a Pennsylvania state chartered banking institution under the name of PSB Interim Bank. Interim Bank will be wholly owned by Community.

  1.2 Community shall not permit Interim Bank to conduct any business operations which would impair or adversely affect the consummation of the Merger contemplated by this Agreement.

  1.3 Prior to consummation of the Merger, Community shall cause Interim Bank to take all necessary and proper action to ratify, approve, adopt, and join in this Agreement; to undertake the performance of all of the terms and conditions of this Agreement to be performed by Interim Bank; and to execute and adopt Articles of Merger by and among Community, Peoples, and Interim Bank for the purposes of consummating the merger contemplated hereby and which shall be consistent with the terms of this Agreement and the provisions of the Pennsylvania Banking Code.

  1.4 Peoples shall be merged into Interim Bank upon the terms and provisions of this Agreement and under the Articles of Incorporation and By-Laws of Interim Bank (subject to future alteration, amendment or repeal). The Merger shall be pursuant to the provisions of, and with the effect provided in, the Pennsylvania Banking Code.

  1.5 On the Effective Date, the name of the Interim Bank as the surviving banking institution shall be changed to The Peoples State Bank.

  1.6 At the Effective Date of the Merger, the separate existence of Peoples shall cease and Interim Bank, as the surviving entity, shall continue unaffected and unimpaired by the Merger and shall be liable for all of the liabilities of Peoples existing at the Effective Date.

  1.7 All assets, rights, privileges, immunities, powers, franchises and interests of Peoples in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, shall pass and be transferred to and vest in Interim Bank by virtue of the Merger on the Effective Date without any deed, conveyance or other transfer; the separate existence of Peoples shall cease and the existence of Interim Bank as the surviving banking institution and as a banking institution organized under the Pennsylvania Banking Code shall continue unaffected and unimpaired by the Merger; and Interim Bank shall be deemed to be the same banking institution as Peoples and shall be subject to all of its duties and liabilities of every kind and description.

  Interim Bank, upon the Merger and without any order or other action on the part of any court or otherwise, shall possess, hold and enjoy all rights, privileges, immunities, franchises and interests, both as a public nature and as a private nature, in the same manner and to the same extent as such rights, privileges, immunities, franchises and interests were possessed, held or enjoyed by Peoples as of the Effective Date. All property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due to Peoples, shall be taken and deemed to be transferred to and vested in Interim Bank without further act or deed. The title to any real estate, or any interest therein, vested in Peoples shall not revert or be in any way impaired by reason of the Merger.

  1.8 Interim Bank shall be responsible and liable for all the liabilities and obligations of Peoples and any claim existing or action or proceeding pending by or against Peoples may be prosecuted as if the Merger had not taken place, or Interim Bank may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Peoples shall be impaired by reason of the Merger.

  1.9 The shares of capital stock of Interim Bank issued and outstanding immediately prior to the Effective Date shall at the Effective Date continue to be issued and outstanding.


                                  ARTICLE II

                Conversion and Exchange of Peoples Common Stock

  2.1 At the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

    (a) Each share of Peoples' Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, except for (i) Perfected Dissenting Shares (as defined in Section 2.4) and (ii) shares of Peoples' Common Stock held and beneficially owned by Community or any Community subsidiary (other than shares of Peoples' Common Stock held in a fiduciary or similar capacity on behalf of others) which shall be canceled by virtue of the Merger, shall automatically be converted into .889 shares (as adjusted pursuant to Section 2.6 herein the "Conversion Factor") of common stock, $5.00 par value, of Community ("Community Common Stock")

    (b) Each share of Peoples' Common Stock which, immediately prior to the Effective Date of the Merger, was issued and held in the treasury of Peoples, if any, will be canceled and retired.

    (c) No Perfected Dissenting Shares will be converted into Community Common Stock under this Section 2.1, but such Perfected Dissenting Shares will be subject to the provisions of Section 2.4.

    (d) Each authorized but unissued share of Peoples' Common Stock will cease to exist.

    (e) Each share of Community Common Stock issued and outstanding shall remain issued and outstanding.

  2.2 Neither certificates nor scrip for fractional interests in Community Common Stock will be issued, but in lieu thereof each holder of shares of Peoples Common Stock who would otherwise have been entitled to a fraction of a share of Community Common Stock will be paid an amount in cash equal to such fraction multiplied by the average of the closing sales price of Community Common Stock as reported on the American Stock Exchange for fifteen (15) consecutive trading days prior to and including the fifteen trading days preceding the Effective Date of the Merger.

  2.3 As soon as practicable after the Effective Date of the Merger, holders of shares of Peoples' Common Stock shall be furnished a form letter of transmittal for the tender of their shares to an Exchange Agent appointed by Community, to be exchanged for new certificates for the appropriate number of shares of Community Common Stock. Community shall be required to issue Community Common Stock only upon the actual surrender of Peoples shares and will require an indemnity agreement or a bond from any Peoples' shareholder who is unable to surrender his or her certificate by reason of loss, theft or destruction of the certificate.

  2.4 Each outstanding share of Peoples' Common Stock, the holder of which has timely filed a written notice of intention to demand appraisal for his shares pursuant to the Pennsylvania Banking Code and Subchapter D of the Pennsylvania Business Corporation Law of 1988 as amended (the "BCL") is herein called a "Dissenting Share." Dissenting Shares, the holders of which have not effectively withdrawn or lost (for failure to timely file a demand for appraisal of their shares or otherwise) their dissenters' rights under the BCL ("Perfected Dissenting Shares"), shall not be converted pursuant to Section
2.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by Subchapter D of the BCL. Each holder of Dissenting Shares who becomes entitled to payment for his Peoples Common Stock pursuant to the provisions of Subchapter D of the BCL shall receive payment therefor from Community but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions.

  2.5 (a) As of the Effective Date of the Merger, Community will issue and will deliver to the Exchange Agent certificates representing a sufficient number of shares of Community Common Stock issuable in the Merger and a sufficient amount of cash in lieu of fractional shares payable in the Merger.

  (b) Upon surrender for cancellation to the Exchange Agent of one or more certificates for shares of Peoples' Common Stock ("Old Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, promptly after the Effective Date of the Merger, deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Community Common Stock ("New Certificates") together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates.

  (c) Until Old Certificates have been surrendered and exchanged as herein provided for New Certificates, each outstanding Old Certificate shall be deemed, for all corporate purposes of Community, to be the number of whole shares of Community Common Stock into which the number of shares of Peoples' Common Stock shown thereon have been converted. At the option of Community, no dividends or other distributions which are declared on Community Common Stock will be paid to persons otherwise entitled to receive the same until the Old

Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Date of the Merger, will be paid to such persons in accordance with the terms of such Community Common Stock. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

  2.6 The Conversion Factor shall be subject to adjustment from time to time as follows:

    (a) Whenever, subsequent to the date hereof but prior to the Effective Date of the Merger, (i) a record date occurs for the purpose of determining the holders of Community Common Stock entitled to receive a dividend declared payable in shares of Community Common Stock, (ii) Community subdivides the outstanding shares of Community Common Stock, (iii) Community combines the outstanding shares of Community Common Stock into a smaller number of shares, or (iv) Community issues by reclassification of its shares of Community Common Stock any shares of stock of Community (all shares so issued being included in the "Community Common Stock" as used in this Section 2.6), the Conversion Factor shall be adjusted so that each share of Peoples' Common Stock shall under Section 2.1(a) thereafter be convertible into and exchangeable for the number of shares of Community Common Stock which the shares of Peoples' Common Stock would have represented had such shares of Peoples' Common Stock been converted into and exchanged for shares of Community Common Stock prior to the happening of such event and such Community Common Stock had been entitled to the benefit of the happening of such event.

  2.7

  (a) Each option to purchase shares of Peoples Common Stock pursuant to the Peoples Stock Option Plan and the Peoples Directors Stock Option Plan (collectively, the "Option Plans"), which is outstanding and unexercised immediately prior thereto (each, an "Outstanding Option"), shall be converted as to each whole share subject to such Outstanding Option into, at the Effective Date, an option (each, an "Exchange Option") to purchase such number of shares of Community Common Stock at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option):

    (A) the number of shares of Community Common Stock to be subject to the Exchange Option shall be equal to the product of (A) the number of shares of the Peoples Common Stock subject to the original option multiplied by the Conversion Factor (as may be adjusted as provided in paragraph 2.6), the product being rounded, if necessary, up or down, to the nearest whole share;

    (B) the exercise price per share of Community Common Stock under the new option shall be equal to (I) the aggregate exercise price for the shares of Peoples Common Stock subject to the Outstanding Option, divided by (II) the number of shares of Community Common Stock for which the Exchange Option is exercisable as determined pursuant to clause (A) above, the result being rounded, if necessary, up or down, to the nearest cent.

    (C) the duration and other terms of such Outstanding Options shall be unchanged except that all references to Peoples shall be deemed references to Community, and that each such Exchange Option shall be fully exercisable as of the Effective Date, and shall remain exercisable at least until the stated expiration date of the corresponding Outstanding Option; and

    (D) to the extent Outstanding Options qualify as "incentive stock options" under Section 422 of the Code, the Exchange Options exchanged therefor shall also so qualify.

  (b) The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

  (c) The Exchange Options with respect to Outstanding Options shall be delivered by Community at the Effective Date. Prior to the Effective Date, Community shall reserve for issuance, and if not previously registered pursuant to the Securities Act of 1933, as amended, register, a sufficient number of Community Common Stock to satisfy Community's obligations with respect to the issuance of the Community Common Stock pursuant to the exercise of Exchange Options.

  The intention of the foregoing provisions of this Section 2.7 is to place the holders of the Outstanding Options in the same economic position, taking into consideration the Conversion Factor, with respect to the Exchange Options after the Effective Date as they were with respect to Outstanding Options prior to the Effective Date.

                                  ARTICLE III

         Board of Directors and Officers of Community and Interim Bank

  3.1 On the Effective Date, the Board of Directors of Community shall consist of the following:

    (a) The 15 persons who were then members of the Board of Directors of Community;

    (b) Four (4) of Peoples current Directors (designated by vote of Peoples Board of Directors prior to the Effective Date, which designation shall include the class to which such Director shall be appointed provided only one (1) such designee shall be an employee of Peoples immediately prior to the Effective Date). On the Effective Date, in accordance with Community's current classification of directors and the designation of Peoples Board of Directors, Community shall appoint:

      (1) one such Peoples Director as a Class A Director, to continue in office until 2000;

      (2) one such Peoples Director as a Class B Director, to continue in office until 2001;

      (3) one such Peoples Director as a Class C Director, to continue in office until 1998; provided, that if the Effective Date occurs prior to Community's 1998 Annual Meeting of Shareholders, this Director must stand for election at the 1998 Annual Meeting. If the Effective Date occurs after Community's 1998 Annual Meeting of Shareholders, this Director shall continue in office until 2002;

      (4) one such Peoples Director as a Class D Director, to continue in office until 1999.

    If, during his or her respective term of office, any of the Directors appointed as set forth in 3.1(b) above shall cease to serve as a Community Director, the current Peoples Directors who are then serving as directors of Interim Bank shall have the right to designate one other person then serving on the Board of Interim Bank (or any successor thereto) to serve as a Community Director (subject to the reasonable concurrence of Community as to the person designated).

    (c) The Board of Directors shall nominate for reelection each former Peoples Director whose term as a Community Director expires on or before the date of the 2001 annual meeting of Community Shareholders.

  3.2 The Executive Committee of Community shall consist of the 7 persons who are members of the Executive Committee as of the Effective Date plus three (3) additional members who are members of Community's Board of Directors and former non-employee Directors of Peoples. The members of the Executive Committee shall serve until the 1998 reorganization meeting of Community's Board of Directors; provided, however, that it is the intent of Community and its directors to maintain such ratio of Community/Peoples represented on the Executive Committee for a reasonable period thereafter.

  3.3 From and after the Effective Date, the officers of Community shall be those persons who were the officers and directors of Community provided, however, that Eddie L. Dunklebarger, the chief executive officer of Peoples, shall become the chief executive officer of Community and Ernest L. Lowe, President of Community, shall become the Chairman of the Board of Community. The officers of Community shall also consist of such other officers as the Community Board of Directors may appoint. Such officers shall hold office until such time as their successors have been elected or appointed and have qualified unless sooner removed, resigned, disqualified, or deceased. On the date hereof the Board of Directors of Community shall enter into employment agreements, which shall be conditioned upon consummation of the Merger and shall become effective on the Effective Date, with (a) Eddie L. Dunklebarger pursuant to which he shall become the President and CEO of Community and the Interim Bank on the Effective Date, (b) Anthony E. Leo pursuant to which he shall become an executive vice-president of Community and the Interim Bank on the Effective Date and (c) Jeffrey M. Seibert, pursuant to which he shall become an executive vice-president of Community and an executive vice-president and chief lending officer of the Interim Bank on the Effective Date (the "Employment Agreements"). The Employment Agreements shall be in the form attached hereto as Exhibits "B 1, 2, and 3".

  3.4 On the Effective Date, Community shall appoint the other members of the Board of Directors of Peoples to the Board of Directors of Interim Bank and the acting Directors of the Interim Bank shall resign so that the Board of Directors of Interim Bank shall be and consist of those persons who were then members of the Board of Directors of Peoples. From and after the Effective Date, the officers of the Interim Bank shall be and consist of those persons who were then officers of Peoples. Such officers shall hold office until such time as their successors have been duly elected or appointed and have qualified, unless sooner removed, resigned, disqualified, or deceased.

  3.5 (a) Community believes in a community bank approach to banking. It is Community's intention to (i) preserve the business structure of Interim Bank as a separate subsidiary and/or the present name of Peoples (either to identify the separate subsidiary or the former branches of Peoples following a merger of Interim Bank with another banking subsidiary of Community) and (ii) continue in office the present directors of Peoples who indicate their desire to serve (the "Peoples Continuing Directors") on the Board of Interim Bank, provided that (A) each non-employee Peoples Continuing Director shall continue to receive fees from Interim Bank on the same basis as prior to the Merger and as he was receiving from Peoples prior to the Effective Date, and (B) each Peoples Continuing Director who has reached the age of 72 as of the Effective Date, or who reaches such age within three (3) years thereafter, shall be permitted to serve for a period of three (3) years after the Effective Date before becoming subject to Community's mandatory retirement rules for directors. In the event Interim Bank and another bank subsidiary of Community merge in the future, representatives from the Peoples Continuing Directors (or their successors) shall be included on the Board of the surviving bank and such representatives shall have significant input and authority on lending decisions relating to the current markets of Peoples.

  (b) Notwithstanding anything herein to the contrary, the Peoples Continuing Directors, in their exercise of their fiduciary duty as to the best interests of Peoples and Community, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in subsection (a) of this Section 3.5.

                                  ARTICLE IV

                             Amendment and Waiver

  4.1 This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of Peoples and Community; provided, however, that after such approval by the shareholders of Peoples and Community no such amendment, without further shareholder approval, shall reduce the amount or change the form of the consideration to be delivered to the shareholders of Peoples as contemplated by this Agreement or alter or change any of the terms or conditions of this Agreement if such alteration or change would materially adversely affect the shareholders of Peoples and Community. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  4.2 Any of the terms or conditions of this Agreement may be waived at any time by whichever of the parties is, or the shareholders of which are, entitled to the benefit thereof, in the case of a party, by action taken by the Board of Directors of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, covenant, representation or warranty.

                                   ARTICLE V

                        Representations and Warranties

  5.1 Representations and Warranties of Peoples. Peoples represents and warrants to Community that:

    (a) Peoples is a Pennsylvania state chartered banking institution that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Peoples is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA").

    (b) The copies of the Articles of Incorporation and the Bylaws of Peoples delivered to Community and which are included in Schedule I attached hereto and made a part hereof by reference thereto are complete and accurate copies thereof as in effect on the date hereof. The minute books of Peoples which have been made available for inspection by Community contain a complete and accurate record of all meetings of Peoples.

    (c) Peoples (i) has corporate power to own its properties and to conduct its business as currently conducted, (ii) has substantially complied with, and is not in default in any material respect under, any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including regulatory minimum capital requirements, the non-compliance with which or the default under which in the aggregate would materially adversely affect the business of Peoples,
  (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities, which are necessary to the business or operations of Peoples, the non-receipt of which would in the aggregate materially adversely affect the business of Peoples.

    (d) The authorized capital stock of Peoples consists of 20,000,000 shares of Peoples Common Stock, par value $1.00 per share and 2,000,000 shares of Preferred Stock, of which 1,480,794 shares of Common Stock were validly authorized, issued and outstanding, fully paid and nonassessable, and no shares of Preferred Stock were outstanding, as of June 30, 1997. Other than options (for an aggregate of 88,007 shares) issued pursuant to the Stock Option Plan, the Directors' Stock Option Plan, the Employee Stock Option Plan, and the options granted to Community pursuant to the Stock Option Agreement of even date herewith and shares issued from time to time under Peoples Dividend Reinvestment Plan and the 401(k) Plan, as of the date hereof there are outstanding no subscriptions, options, warrants, calls or rights or other agreements or commitments of any kind obligating Peoples to issue or dispose of any securities of Peoples or securities of Peoples convertible into any shares of Peoples' Common Stock. From December 31, 1996 to the date hereof, no dividends or other distributions (including, without limitation, any stock dividend or distribution) have been declared, set aside or paid to the holders of Peoples Common Stock except those permitted under Section 6.2(a)(3) below.

    (e) Except as disclosed in Schedule I, Peoples does not own, directly or indirectly, any equity interest in any bank, corporation, general partnership, limited partnership or other equity, except in a fiduciary capacity.

    (f) (1) Peoples has delivered to Community a copy of the following financial statements, each of which (including any related notes and schedules) is included in Schedule I and presents fairly the financial condition and results of operations of Peoples, at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. (It being understood that Peoples' interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Peoples, necessary for a fair presentation of such financial statements:

      (A) Balance Sheet (the "Peoples' 1996 Balance Sheet"), Statement of Income, Statement of Stockholders' Equity and Statement of Cash Flows, together with notes thereto, at December 31, 1996 and for the twelve months then ended, certified by Stambaugh Ness, P.C.;

      (B) Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows, together with notes thereto, at December 31, 1995 and 1994, and for the years then ended, certified by Stambaugh Ness, P.C.

      (C) Interim Balance Sheets (the "Peoples June 30, 1997 Balance Sheet"), Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows at June 30, 1997, and for the six months then ended.

    (2) Peoples has provided Community with copies of all financial statements, proxy statements, reports and other documents issued to its shareholders after December 31, 1996 which are included in Schedule I and will provide Community with copies of such statements, reports, and documents issued after the date hereof, but on or prior to the Effective Date, and all reports and other documents filed by it with any federal or state authority during such period, and Peoples shall make available for inspection by officials or representatives of Community all financial statements prepared by Peoples and examined by Stambaugh Ness, P.C.

    (g) (1) Peoples has delivered to Community copies of:

      (A) its Annual Report to Shareholders for the years ended December 31, 1996 and 1995;

      (B) Peoples' Annual Report to the Pennsylvania Department of Banking, and the FDIC under Section 13 of the Securities Exchange Act of 1934, for the years ended December 31, 1996 and 1995;

      (C) all other periodic reports filed by Peoples with the Pennsylvania Department of Banking, and the FDIC including all quarterly reports on Form F-4 under Section 13 of the Securities Exchange Act of 1934 since January 1, 1995; and

      (D) all proxy statements and other written materials furnished to Peoples' shareholders since January 1, 1995;

  true and correct copies of which are included in Schedule I.

    (2) No statement contained in any of the documents referred to in Section 5.1(g)(1), or to be contained in any financial statement, proxy statement, report, document or other written materials provided or to be provided to Community as required by Section 5.1(f), as of the date of such document or other materials, contained, or as to documents or other materials to be delivered after the date hereof will contain, any untrue statement of material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

    (h) (1) Peoples has timely filed all federal, state, county and local returns in respect of taxes, including, without limitation, estimated tax returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Act returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information is complete and accurate in all material respects. Peoples has paid the amounts shown as owing on such returns (collectively, "Taxes"). No waivers of statutes of limitations, and no agreement relating to assessment or collection, are in effect in respect of any Taxes. Except as disclosed in Schedule I, there are no claims pending against Peoples for the alleged deficiency in the payment of any Taxes, and Peoples does not know of any pending or threatened audits, investigations or claims for unpaid Taxes or relating to any liability in respect of Taxes.

    (2) Peoples has heretofore delivered to Community copies of its United States federal and Pennsylvania tax returns for the fiscal years ended December 31, 1995 and 1996, true and correct copies of which are included in Schedule I.

    (3) To the extent required by generally accepted accounting principles, the provision for current taxes payable reflected in "Other Liabilities" in the Peoples' 1996 Balance Sheet, as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all or substantially all accrued and unpaid taxes of Peoples, whether or not disputed, for the period ended December 31, 1996, and for all prior periods, and (B) all or substantially all Taxes that may become due and payable by Peoples in future periods (i) in respect of transactions, sales or services occurring or performed on or prior to December 31, 1996, which by virtue of tax or accounting treatment will not be included in income until subsequent to such date, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Peoples' auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service. The provision for applicable taxes stated on the consolidated books of Peoples as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all accrued and unpaid federal, state, county and local taxes of Peoples, whether or not disputed, for the period ended on the date hereof or on the Effective Date, as the case may be, and for all prior periods, and (B) all federal, state, county and local Taxes that may become due and payable by Peoples in future periods (i) in respect of such transactions, sales or services occurring or performed on or prior to the date hereof or the Effective Date, as the case may be, which by virtue of tax or accounting treatment will not be included in income until subsequent to such dates, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Peoples' auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service.

    (4) No consent has been filed relating to Peoples pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

    (i) Since June 30, 1997, (1) there has been no material adverse change in the business or financial condition of Peoples, and (2) except as set forth in Schedule I, no event described in Section 6.2(a) has occurred.

    (j) (1) Except as disclosed in Schedule I, Peoples has good and marketable title, free and clear of all liens and encumbrances, and the right of possession subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in Peoples' 1996 Balance Sheet or purported to have been acquired by it since the date thereof (except property held as lessee under leases and disclosed in writing prior to the date hereof and except real or personal property sold or otherwise disposed of since December 31, 1996, in the Ordinary Course of Business (as defined in Section 6.2(a)(5) hereof)), except liens for taxes or assessments not delinquent, pledges to secure deposits, repurchase agreements in the Ordinary Course of Business and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property or as reflected in Peoples' 1996 Balance Sheet or as currently shown on the books and records of it and which do not interfere with or impair its present and continued use. All real properties owned or leased by Peoples which are material to the business, operations or financial condition of Peoples are in substantially good operating condition and repair (ordinary wear and tear excepted).

    (2) All properties held by Peoples under leases are held by it under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), with such exceptions as are not material and do not interfere with the conduct of its business, as the case may be, and it enjoys quiet and peaceful possession of such leased properties. Peoples is not in default in any material respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

    (k) Except as specifically disclosed in Schedule I, and other than loans in the Ordinary Course of Business, time deposits and leases of less than two years duration on which less than $5,000 in annual rental is payable, Peoples is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by it of more than $25,000 and which is made for a fixed period expiring more than one year from the date hereof, and Peoples is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed in Schedule I pursuant to this Section 5.1(k) are valid, binding and enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity) and no breach or default (and no condition which, with notice or passage of time, could become a breach or default) exists as to Peoples with respect thereto, except such as in the aggregate are not material to the business or financial condition of Peoples.

    (l) Except as specifically disclosed in Schedule I, as of June 30, 1997, there are no commercial, commercial real estate or residential real estate loans of Peoples in excess of $25,000 that have been classified by any financial institution examiner as "Other Loans Especially Mentioned," "Special Mention," "Substandard," "Doubtful" or "Loss" or internally classified in a similar or comparable category. Except as specifically disclosed in Schedule I, as of June 30, 1997, there are no consumer loans that are delinquent more than thirty (30) days as to payment of principal and interest. Except as specifically disclosed in Schedule I, as of June 30, 1997, the reserve for loan losses in Peoples' June 30, 1997 Balance Sheet is adequate under the requirements of generally accepted accounting principles and standard banking practice to provide for possible losses on outstanding loans, net of recoveries. Except as disclosed in the notes to the Audited Consolidated Financial Statements for the year ended December 31, 1996, or as disclosed in Schedule I, there are no loans or loan commitments outstanding to executive officers or directors of Peoples, including their immediate families and entities with which they are associated. All such loans and commitments to loan were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features and, except as disclosed in Schedule I, none of such loans and commitments to related parties disclosed in said Audited Financial Statements or in writing to Community are delinquent in payment of principal or interest.

    (m) Except for pledges to secure public and trust deposits, repurchase agreements in the Ordinary Course of Business, and other pledges required by law, none of the investments reflected in Peoples' June 30, 1997 Balance Sheet under the heading "Investment Securities," and none of the investments made since June 30, 1997, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Peoples freely to dispose of such investment at any time.

    (n) Except as otherwise identified and disclosed in Schedule I, Peoples has no pension, retirement, stock purchase, stock bonus, savings, or profit sharing plan, any deferred compensation, consultant, bonus, life insurance, death or survivor benefit health insurance, sickness, disability, medical, surgical, hospital, severance, layoff, or vacation plan or group insurance contract, or any other incentive, welfare, or employee benefit plan or arrangement ("Benefit Plans"). With respect to each qualified retirement plan and other Benefit Plans, included in Schedule I is an accurate and complete copy of (a) the most recent plan documents, (b) the most recent annual report filed with the United States Department of Labor and the Internal Revenue Service, (c) the most recent financial and actuarial reports, (d) the most recently issued Internal Revenue Service rulings or determination letters, and (e) all notices to the Pension Benefit Guaranty Corporation of "Reportable Events" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). As of January 1, 1997, all accrued contributions and other payments to be made under each qualified retirement plan for such purpose have been set aside therefor. Except as specifically disclosed and identified in Schedule I, Peoples has no contracts or other agreements with any member of management or any management or consultation agreement not terminable at will by it without liability, and no such contract or agreement has been requested by or is under discussion by management with any group of employees, any member of management or any other person.

    (o) Except as specifically disclosed in Schedule I, there are no actions, suits, investigations or proceedings instituted, pending or, to the knowledge of Peoples, threatened against Peoples before any court, any arbitrator of any kind or any government agency (including any bank regulatory authority), and Peoples is not subject to any potential adverse claim, the outcome of which could involve the payment by Peoples of an amount in excess of $25,000 or, which could materially affect Peoples or its business or property or the transactions contemplated hereby. Peoples has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act or before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance, any Human Relations Commission or any other federal, state or local government agency.

    (p) (1) The execution and delivery of this Agreement has been duly authorized by the Board of Directors of Peoples and, when the Merger has been duly approved by the affirmative vote of the shareholders of Peoples owning at least two-thirds ( 2/3) of its capital stock outstanding at a meeting of shareholders duly called and held in accordance with the provisions of Pennsylvania law, this Agreement shall be duly and validly authorized by all necessary action on the part of Peoples.

    (2) This Agreement has been duly executed and delivered by Peoples and (assuming due execution and delivery by Community) constitutes, and, upon its execution and delivery shall constitute, a valid, binding and enforceable obligation of Peoples, subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Pennsylvania state chartered banking institutions, (ii) laws relating to the safety and soundness of depository institutions and their holding companies, and (iii) general principles of equity, and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

    (3) The execution and delivery by Peoples of this Agreement and the consummation of the transactions herein contemplated do not violate any provision of the Articles of Incorporation or Bylaws of Peoples, any provisions of federal or state law or any governmental rule or regulation (assuming the organization of Interim Bank and its adoption of this Agreement, the appropriate filing of the Articles of Merger with the Pennsylvania Department of Banking, the receipt of the Government Approvals, the receipt of the requisite Peoples shareholder approval referred to in Section 5.1(p)(1), and the accuracy of the representations of Community set forth in Sections 5.2(f) and (g)), and do not require any consent of any person under, conflict with or result in a breach of or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Peoples is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which it is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of its properties or assets.

    (q) Except for Berwind Financial Group, L.P., which will be entitled to a fee to be paid by Peoples for rendering a fairness opinion and for other services related to the Merger, no broker, agent, finder, consultant or other party (other than legal and accounting advisors) has been retained by Peoples or is entitled to be paid based upon any agreements, arrangements or understandings made by Peoples in connection with any of the transactions contemplated by this Agreement.

    (r) Peoples is, and continuously since at least January 1, 1996 has been, insured with reputable insurers against all risks normally insured against by financial institutions, and all of the insurance policies or bonds maintained by it are in full force and effect. Peoples is not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

    (s) Peoples is not in violation of, and has not received notice of a potential or actual violation of, any applicable federal, state or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, properties or financial condition of Peoples.

  To the best knowledge of Peoples, improvements on any real estate owned or leased by Peoples do not contain friable asbestos or substances containing asbestos and deemed hazardous by any federal, state or local laws, regulations or orders respecting such materials. Peoples does not know of any liability or class of liability of Peoples under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

    (t) The information pertaining to Peoples, which has been or will be furnished to Community by or on behalf of Peoples for inclusion in the Community Registration Statement, the Prospectus or the Proxy

  Statement (each as hereinafter defined in Section 7.1 hereof), or in the applications to be filed to obtain the Government Approvals (the "Applications"), will contain no untrue statement of any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be deemed to modify the information as of an earlier date. All financial statements of Peoples included in the Prospectus or the Proxy Statement will present fairly the consolidated financial condition and results of operations of Peoples at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Peoples shall promptly advise Community in writing if prior to the Effective Date it shall obtain knowledge of any facts that would make it necessary to amend the Community Registration Statement, the Proxy Statement or any Application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

    (u) No representation or warranty by Peoples and no statement by Peoples in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary to make such representation, warranty or statement not misleading to Community; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

  5.2 Representations, Warranties and Covenants of Community. Community, for itself and on behalf of each of its bank and non-bank subsidiaries, represents and warrants to Peoples that:

    (a) Community is a corporation duly incorporated, validly existing and in good standing under the Pennsylvania Business Corporation Law (BCL), and is a registered bank holding company under the Bank Holding Company Act of 1956 as amended (the "BHC Act"). Community has corporate power to own its properties and to conduct its business as currently conducted, and Community has corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof to be carried out by it, subject to receipt of Government Approvals. As of the date hereof, the authorized capital stock of Community consists of 5,000,000 shares of Community Common Stock, $5.00 par value, of which 3,016,247 shares are validly authorized, issued and outstanding, fully paid and nonassessable, and 43,868 shares are held as treasury shares, and 500,000 shares of preferred stock of which no shares have been issued. The outstanding Community Common Stock has been duly and validly registered pursuant to Section 12(g) of the 1934 Act, which registration is in full force and effect, and is validly listed on the American Stock Exchange. As of the date hereof, there are outstanding no subscriptions, options, warrants, calls or rights or other agreements or commitments of any kind obligating Community to issue or dispose of any securities of Community or securities of Community convertible into any shares of Community Common Stock or preferred stock, other than options to
  purchase    shares pursuant to the Community Long Term Incentive Plan as amended (an aggregate of 258,604 shares) and the Community Dividend Reinvestment Plan.

    (b) Community Banks, Inc. owns 100% of the issued and outstanding shares of the following corporations: Community Banks, N.A. ("CBNA"); Community Banks Life Insurance Company, Inc.; and Community Bank Investments, Inc. UDNB Investments, Inc. is a direct subsidiary of Community Banks, N.A. Community Banks, Inc. owns 100% of the issued and outstanding shares of Community Banks, N.A., Community Banks Life Insurance Company, Inc., and Community Bank Investment, Inc., and Community Banks, N.A. owns 100% of the issued and outstanding shares of UDNB Investments, Inc. free and clear of any liens, claims, security interests, encumbrances, charges, restrictions, or rights of third parties of any kind whatsoever. Community Bank Investments, Inc.; Community Banks, N.A.; UDNB Investments, Inc.; and Community Banks Life Insurance Company, Inc. are collectively referred to herein as the "Subsidiaries".

    (c) CBNA is a national banking association that is duly organized, validly existing, and in good standing under the laws of the United States. CBNA is an "Insured Depository Institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and is a member of the Federal Reserve System. Community Banks Life Insurance Company, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. Community Bank Investment, Inc., and UDNB

  Investments, Inc. are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware.

    (d) The copies of the Articles of Incorporation, Articles of Association, and By-Laws of Community and its subsidiaries heretofore delivered to Peoples and which are included in Schedule II attached hereto and made a part hereof and incorporated herein by reference thereto are complete and accurate copies thereof as in effect on the date hereof. The minute books of Community and its subsidiaries which have been made available for inspection by Peoples contain a complete and accurate record of all meetings of said corporations.

    (e) Community and its subsidiaries (i) have corporate power to own their respective properties and to conduct their respective businesses as currently conducted, (ii) have substantially complied with, and are not in default in any material respect under, any laws, regulations, ordinances, orders or decrees applicable to the conduct of their businesses and the ownership of their respective properties, the non-compliance with which or the default under which in the aggregate would materially adversely affect their businesses on a consolidated basis, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all governmental and regulatory authorities, which are necessary to the business or operations of Community and its subsidiaries as they are now being conducted.

    (f) Except as disclosed in Schedule II and except for the Subsidiaries, neither Community Banks, Inc. nor the Subsidiaries own, directly or indirectly, any equity interest in any bank, corporation, general partnership, limited partnership, or other equity, except in a fiduciary capacity.

    (g) (1) Community has delivered to Peoples a copy of the following consolidated financial statements, each of which (including any related notes and schedules) is included in Schedule II and presents fairly the consolidated financial condition and results of operations of Community and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements (it being understood that Community's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Community, necessary for a fair presentation of such financial statements):

      (A) Consolidated Balance Sheet (the "Community 1996 Balance Sheet"), Consolidated Statement of Income, Consolidated Statement of
    Stockholders' Equity and Consolidated Statement of Cash Flows, together with the notes thereto, at December 31, 1996, and for the year then ended, audited by Coopers & Lybrand, L.L.P.; and

      (B) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Stockholders' Equity, and Consolidated Statements of Cash Flows, together with the notes thereto, at December 31, 1995 and 1994 and for the years then ended, audited by Coopers & Lybrand, L.L.P.

      (C) Consolidated Balance Sheets (the "Community June 30, 1997 Balance Sheet"), Consolidated Statements of Income, Consolidated Statements of Stockholders' Equity, and Consolidated Statements of Cash Flows, at June 30, 1997 and for the six months then ended.

    (2) Community has delivered to Peoples a copy of consolidating balance sheets, consolidating statements of income, consolidating statements of stockholders' equity, and consolidating statements of cash flows (the "Consolidating Statements") for Community and the subsidiaries as of December 31, 1996 and 1995 and for the 12-month periods then ending, and such interim statements as of June 30, 1997 and for the six months then ending, which are included in Schedule II, each of which presents fairly the separate financial condition and results of operations of Community and the subsidiaries at the dates and for the periods covered by such statements.

    (3) Community has provided Peoples with copies of all financial statements, proxy statements, reports and other documents issued to its shareholders after December 31, 1996, and will provide Community with copies of such statements, reports, and documents issued after the date hereof and on or prior to the Effective Date. Community has delivered to Peoples copies of:

      (a) its annual report to shareholders for the years ending December 31, 1996 and 1995;

      (b) its annual report to the Securities and Exchange Commission (the "SEC") on Form 10-K for the years ending December 31, 1996 and 1995;

      (c) Community Banks, N.A.'s annual report to the Comptroller of the Currency for the years ending December 31, 1996 and 1995;

      (d) all other periodic reports filed by Community or the subsidiaries with the SEC (including all quarterly reports on Form 10-Q and all current reports on Forms 8-K, the Federal Reserve Board, the Office of the Comptroller of the Currency since January 1, 1995;

      (e) all proxy statements and other written materials furnished to Community shareholders since January 1, 1995.

    True and correct copies of which are included in Schedule II. No statement contained in any of such documents, or to be contained in any financial statement, proxy statement, report, document or other written materials to be provided to Peoples as required above, as of the date of such document or other materials, contained, or as to documents or other materials to be delivered after the date hereof will contain, any untrue statement of material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

    (h) Except as specifically disclosed in Schedule II and other than loans by any of the Subsidiaries in the Ordinary Course of Business, time deposits and leases of less than two years' duration on which less than $25,000 in annual rental is payable, neither Community nor any of the Subsidiaries is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by it of more than $100,000 and which is made for a fixed period expiring more than one year from the date hereof, and neither Community nor any of the Subsidiaries is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed in Schedule II pursuant to this Section 5.2(h) are valid, binding and enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity) and no breach or default (and no condition which, with notice or passage of time, could become a breach or default) exists with respect thereto, except such as in the aggregate are not material to the business or financial condition of Community and its Subsidiaries taken as a whole.

    (i) Except as specifically disclosed in Schedule II, as of June 30, 1997, there are no commercial, commercial real estate or residential real estate loans of Community or the Subsidiaries in excess of $25,000 that have been classified by any financial institution examiner as "Other Loans Especially Mentioned," "Special Mention," "Substandard," "Doubtful" or "Loss" or internally classified in a similar or comparable category. Except as specifically disclosed in Schedule II, as of December 31, 1996, there are no consumer loans that are delinquent more than thirty (30) days as to payment of principal and interest. Except as specifically disclosed in
  Schedule II, as of December 31, 1996 the reserve for loan losses in the Community 1996 Balance Sheet is adequate under the requirements of generally accepted accounting principles and standard banking practice to provide for possible losses on outstanding loans, net of recoveries. Except as disclosed in the notes to the Audited Consolidated Financial Statements for the year ended December 31, 1996, or as disclosed in Schedule II, there are no loans or loan commitments outstanding to executive officers or directors of Community or the Subsidiaries, including their immediate families and entities with which they are associated. All such loans and commitments to loan were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features and, except as disclosed in Schedule II, none of such loans and commitments to related parties disclosed in said Audited Consolidated Financial Statements or in writing to Peoples are delinquent in payment of principal or interest.

    (j) Except for (i) Community Defined Benefit Pension Plan which covers eligible employees of Community and its Subsidiaries, (ii) Community Long Term Incentive Plan, (iii) the Community Banks, N.A. Survivor Income Agreement, and (iv) the Community Banks, N.A. Supplemental Pension Benefits Agreement dated August 2, 1994 with Thomas L. Miller, (v) the Deferred Compensation Plan between Thomas L. Miller and CBNA dated December 13, 1996, (vi) as otherwise identified and disclosed in Schedule II, neither Community nor any of the Subsidiaries has any pension, retirement, stock purchase, stock bonus, savings, or profit sharing plan, any deferred compensation, consultant, bonus, life insurance, death or survivor benefit health insurance, sickness, disability, medical, surgical, hospital, severance, layoff, or vacation plan or group insurance contract, or any other incentive, welfare, or employee benefit plan or arrangement ("Benefit Plans"). With respect to each qualified retirement plan and other Benefit Plans, including but not limited to the Defined Benefit Pension Plan, included in Schedule II is an accurate and complete copy of (a) the most recent plan documents, (b) the most recent annual report filed with the United States Department of Labor and the Internal Revenue Service, (c) the most recent financial and actuarial reports, (d) the most recently issued Internal Revenue Service rulings or determination letters, and (e) all notices to the Pension Benefit Guaranty Corporation of "Reportable Events" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). As of January 1, 1997, all accrued contributions and other payments to be made under the Defined Benefit Group Pension Plan have been made or reserves adequate for such purpose have been set aside therefor. As of the date hereof, there was no unfunded liability and no funding deficiency existing with regard to the Defined Benefit Pension Plan. Neither Community nor any of the Subsidiaries has any union or collective bargaining agreements, any contracts or other agreements with any labor organization or, except as specifically disclosed in Schedule II, any contracts or other agreements with any member of management or any management or consultation agreement not terminable at will by it without liability, and no such contract or agreement has been requested by or is under discussion by management with any group of employees, any member of management or any other person.

    (k) Except as disclosed in Schedule II, since June 30, 1997, (i) Community has not incurred any material liability or obligation, accrued or contingent and whether due or to become due, other than as a result of operations in the ordinary course of business, and (ii) there has been no material adverse change in the business or financial condition of Community and its subsidiaries on a consolidated basis.

    (l) Except as disclosed in Schedule II, neither Community nor any of its subsidiaries is engaged in, or a party to, or threatened with, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency (including any bank regulatory authority), and neither Community nor any of its subsidiaries is subject to any potential adverse claim, the outcome of which could involve the payment by Community or any of its subsidiaries of an amount in excess of $50,000 or which could materially affect Community and its subsidiaries on a consolidated basis or its business or property or the transactions contemplated hereby. Community has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act or before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance, any Human Relations Commission or any other federal, state or local government agency. There is no labor strike, dispute, slow-down or stoppage pending or, to the best knowledge of Community, threatened against Community or any of its subsidiaries. There are no outstanding orders, rulings, decrees, judgments or stipulations, to which Community is a party or by which it is bound, by or with any court, arbitrator, or government agency, involving an amount in excess of $50,000.

    (m) (1) The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors of Community, and the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Community (subject to approval of Community's shareholders in accordance with Community's Articles of Incorporation and the existing requirements of the American Stock Exchange).

    (2) This Agreement has been duly executed and delivered by Community and (assuming due execution and delivery by Peoples) constitutes, and, upon its execution and delivery this Agreement shall constitute a valid, binding and enforceable obligation of Community, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

    (3) The execution and delivery of this Agreement by Community and the consummation of the transactions herein contemplated (A) do not violate any provisions of the Articles of Incorporation or Bylaws of Community or the Articles of Association and Bylaws of CBNA, any provisions of federal or state law or any governmental rule or regulation (assuming (i) the organization of Interim Bank and its adoption of this Agreement, (ii) the appropriate filing of the Articles of Merger with the Pennsylvania Department of Banking, (iii) receipt of the Government Approvals, (iv) the due registration of the offering of the Community Common Stock under the Securities Act of 1933, as amended (the "1933 Act"), (v) the receipt of appropriate permits or approvals under state securities or "blue sky" laws,
  (vi) the receipt of the requisite Community and Interim Bank shareholders' approval, (vii) the accuracy of the representations of Peoples set forth in Sections 5.1(t) and (u)), and (B) do not require any consent of any person under, conflict with or result in a breach of or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Community, Interim Bank, CBNA, or any of its other subsidiaries is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Community or Interim Bank is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, change, restriction, or right of any third party of any kind whatsoever upon any of their properties or assets.

    (n) Neither Community nor any Subsidiary is in violation of, or has received notice of a potential or actual violation of, any applicable federal, state, or local laws, statutes, rules, regulations, or ordinances relating to public health, safety, or the environment, including, without limitation, relating to releases, discharges, emissions, or disposals to air, water, land, or ground water to the withdrawal or use of ground water, to the use, handling, or disposal of polychlorinated biphenyls ("PCB's"), asbestos, or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, properties or financial condition of Community and the Subsidiaries on a consolidated basis. To the best knowledge of Community, any improvements on other real estate owned or leased by Community or any Subsidiary do not contain friable asbestos or substances containing asbestos and deemed hazardous by any federal, state, or local laws, regulations, or orders respecting such materials. Neither Community nor any of the Subsidiaries knows of any liability or class of liability of Community or any of the Subsidiaries under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq) or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq)

    (o) The information pertaining to Community and its subsidiaries which will appear in the Community Registration Statement, the Prospectus or the Proxy Statement, in the form filed with the SEC, or in the applications to be filed to obtain the Government Approvals, will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date. All financial statements of Community included in the Prospectus or the Proxy Statement will present fairly the consolidated financial condition and results of operations of Community and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements (it being understood that Community's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Community, necessary for a fair presentation of such financial statements).

    (p) (1) Community, CBNA, and each of its other subsidiaries has timely filed all federal, state, county and local returns in respect of taxes, including, without limitation, estimated tax returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Act returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information is complete and accurate in all material respects. Community and each of its subsidiaries has paid the amounts shown as owing on such returns (collectively, "Taxes"). No waivers of statutes of limitations, and no agreement relating to assessment or collection, are in effect in respect of any Taxes. Except as disclosed in Schedule II, there are no claims pending against Community or its subsidiaries for the alleged deficiency in the payment of any Taxes, and neither Community nor its subsidiaries know of any pending or threatened audits, investigations or claims for unpaid Taxes or relating to any liability in respect of Taxes.

    (2) Community has heretofore delivered to Peoples copies of its consolidated United States federal and Pennsylvania corporate tax returns for the fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992, true and correct copies of which are included in Schedule II.

    (3) The consolidated provision for current taxes payable reflected in "Other Liabilities" in the Community 1996 Balance Sheet, as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all or substantially all accrued and unpaid Taxes of Community and its subsidiaries, whether or not disputed, for the period ended December 31, 1996, and for all prior periods, and (B) all or substantially all Taxes that may become due and payable by Community and its subsidiaries in future periods (i) in respect of transactions, sales or services occurring or performed on or prior to December 31, 1996, which by virtue of tax or accounting treatment will not be included in income until subsequent to such date, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Community's auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service. The provision for applicable taxes stated on the consolidated books of Community as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all accrued and unpaid federal, state, county, and local taxes of Community and its subsidiaries, whether or not disputed, for the period ended on the date hereof or on the Effective Date, as the case may be, and for all prior periods, and (B) all federal, state, county and local Taxes that may become due and payable by Community and its subsidiaries in future periods (i) in respect of such transactions, sales or services occurring or performed on or prior to the date hereof or the Effective Date, as the case may be, which by virtue of tax or accounting treatment will not be included in income until subsequent to such dates, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Community's auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service.

    (4) No consent has been filed relating to Community or its subsidiaries pursuant to Section 341(f) of the Code.

    (q) (1) Each of Community and its subsidiaries has good and marketable title, free and clear of all liens and encumbrances, and the right of possession subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the Community 1996 Balance Sheet or purported to have been acquired by it since the date thereof (except property held as lessee under leases and disclosed in writing prior to the date hereof and except real or personal property sold or otherwise disposed of since December 31, 1996, in the Ordinary Course of Business), except liens for taxes or assessments not delinquent, pledges to secure deposits, repurchase agreements in the Ordinary Course of Business and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property or as reflected in the Community 1996 Balance Sheet or as currently shown on the books and records of it and which do not interfere with or impair its present and continued use. All real properties owned or leased by Community which are material to the business, operations or financial condition of Community are in substantially good operating condition and repair (ordinary wear and tear excepted).

    (2) All properties held by Community or any of its subsidiaries under leases are held by it under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), with such exceptions as are not material and do not interfere with the conduct of its business, as the case may be, and it enjoys quiet and peaceful possession of such leased properties. Neither Community nor any of its subsidiaries is in default in any material respect under any material lease, agreement, or obligation regarding its properties to which it is a party or by which it is bound.

    (r) Each of Community and its subsidiaries is, and continuously since at least January 1, 1996 has been, insured with reputable insurers against all risks normally insured against by companies of the same type and in the same line of business, and all of the insurance policies or bonds maintained by it are in full force and effect. Neither Community nor any of its subsidiaries is in default thereunder and all material claims thereunder have been filed in due and timely fashion.

    (s) No representation or warranty by Community and no statement by Community in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary to make such representation, warranty or statement not misleading to Peoples; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

    (t) Other than Sandler O'Neill & Partners, L.P., no broker, agent, finder, consultant or other party (other than legal accounting or financial advisors) has been retained by Community or is entitled to be paid based upon any agreements, arrangements or understandings made by Community in connection with any of the transactions contemplated by this Agreement.

    (u) Except for pledges to secure public and trust deposits, repurchase agreements in the Ordinary Course of Business, and other pledges required by laws, none of the investments reflected in Community's 1996 Balance Sheet under the heading "Investment Securities," and none of the investments made since December 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Community freely to dispose of such investment at any time.

                                  ARTICLE VI

                      Agreements of Community and Peoples

  6.1 Agreements of Community.

  (a) Community will promptly following the execution of this Agreement, use its best efforts in good faith to take as promptly as practicable all such steps as shall be necessary in order to cause the formation and organization of Interim Bank as a Pennsylvania state chartered banking institution and wholly-owned subsidiary of Community to cause the Interim Bank to ratify, approve, adopt, and join in this Agreement and cause the Merger to be consummated as expeditiously as possible.

  (b) As the sole shareholder of Interim Bank, Community shall by unanimous shareholder action ratify and confirm the merger of Peoples into Interim Bank and cause the Board of Directors of Interim Bank to approve the Merger.

  (c) Prior to the Effective Date, Community shall take appropriate action to reserve a sufficient number of authorized but unissued shares of Community Common Stock to be issued in accordance with this Agreement. Community shall issue shares of Community Common Stock in accordance with the Conversion Factor, as it may be adjusted in accordance with this Agreement, which shares will, when issued and delivered pursuant to this Agreement, be duly authorized and legally and validly issued, fully paid and nonassessable.

  (d) Prior to the Effective Date, Community shall appoint an Exchange Agent for the purpose of exchanging certificates representing shares of Community Common Stock for certificates representing shares of Peoples Common Stock, and thereafter Community shall issue and deliver to the Exchange Agent certificates representing shares of Community Common Stock, and shall pay to the Exchange Agent such amounts of cash as shall be required to be delivered to holders of shares of Peoples Common Stock entitled to cash in lieu of a fractional share pursuant to Article II of this Agreement. Any Community Common Stock and any amounts of cash delivered to the Exchange Agent and unclaimed at the end of two years from the Effective Date shall be repaid to Community, in which event the persons entitled thereto shall look only to Community for payment thereof; provided, however, that if Community shall, as required by law, pay to the Commonwealth of Pennsylvania any unclaimed Community Common Stock or monies so repaid to Community, said persons shall thereafter look only to the Commonwealth of Pennsylvania for payment thereof. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by Community.

  (e) Prior to the Effective Date, Community, separately and jointly with Peoples, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to (1) form and organize Interim Bank as a duly organized and validly existing Pennsylvania state chartered banking institution under the Pennsylvania Banking Code, and (2) obtain (i) the prior approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Pennsylvania Department of Banking ("PA DOB"), (ii) the prior approval of the Federal Deposit Insurance Corporation ("FDIC"), and (iii) all other consents and approvals of government agencies as are required by law or otherwise (such approvals referred to in clauses (i), (ii) and (iii) of this Section 6.1(e) herein referred to as the "Government Approvals"), and shall do any and all acts and things deemed by Community to be necessary or appropriate in order to cause the Merger of Peoples with and into Interim Bank to be consummated on the terms provided in this Agreement as promptly as practicable. Community shall provide Peoples and its representatives with the right to review in advance any filing to be made with, or written material to be submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Community shall provide Peoples and its counsel with a copy of all applications and other written material filed with or provided to any such third party or governmental body, together with a copy of all correspondence to or from any such third party or governmental body, in each case promptly following the filing, submission or receipt of such materials.

  (f) Community shall promptly give written notice to Peoples upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations and warranties of Community contained or referred to in this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

  (g) Prior to the Effective Date, Community and each of its subsidiaries shall give Peoples and its counsel, financial advisor and accountants full access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records, and shall furnish Peoples during such period with all such information concerning its affairs as Peoples may reasonably request. The availability or actual delivery of information about Community or its subsidiaries to Peoples shall not affect the covenants, representations and warranties of Community contained in this Agreement. Peoples shall treat as confidential all such information in the same manner as Peoples treats similar confidential information of its own, and if this Agreement is terminated, Peoples shall continue to treat all such information as confidential and cause its employees and agents to keep all such information confidential and shall return such documents theretofore delivered by Community as Community shall request.

  (h) Community shall cause Interim Bank to employ as employees of Interim Bank persons who are employees of Peoples immediately prior to the Effective Date to pay compensation to each such person that is at least equal to the aggregate compensation that such person was receiving from Peoples prior to the Effective Date and use its reasonable best efforts to provide employee benefits to each such employee that are substantially equivalent in the aggregate to the Employee Benefits which Peoples' employees received prior to the Effective Date of the Merger and are no less favorable than employee benefits afforded to similarly situated employees of Community and its subsidiaries (Community will consider in good faith the implementation of a 401(k) plan on or shortly after the Effective Date). It is understood and agreed that Peoples ESOP and 401(k) Plan will be terminated as of the Effective Date of the Merger. For vesting and eligibility purposes for employee benefits, former Peoples employees shall receive credit for years of service with Peoples. With respect to any welfare benefit plans to which such employees may become eligible, Community and its subsidiaries shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods. Such persons as are so employed after the Effective Date shall have such titles and duties as are appropriate and consistent with People's existing personnel structure, and in the case of Mssrs. Dunklebarger, Leo and Seibert, the Employment Agreements. On the Closing Date, Community and Interim Bank, as the case may be, shall enter into the Employment Agreements with Eddie L. Dunklebarger, Anthony E. Leo, and Jeffrey M. Seibert, attached hereto as Exhibits B 1, 2, and 3.

  In the event Interim Bank terminates the employment (other than as a result of unsatisfactory performance of their respective duties) of any officers or employees of Peoples as of the Effective Date within one year of the Effective Date, Community shall cause the Interim Bank to pay severance benefits to such employee in accordance with such severance policy as Peoples may from time to time adopt and modify with the reasonable consent of Community.

  (i) Prior to the Effective Date, Community and each of its Subsidiaries shall conduct its respective business in the ordinary course as heretofore conducted and shall use its best efforts (i) to preserve its respective business and business organization intact, (ii) to preserve the good will of its customers and others having business relations with it, (iii) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted), (iv) to comply with all laws applicable to it and the conduct of its business, (v) to keep in force at not less than their present limits all policies of insurance (including deposit insurance of the FDIC with respect to CBNA), (vi) to file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, and (vii) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all Taxes (as hereinafter defined) indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

  (j) Community will not take any actions or engage in any transaction following the Merger that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code or fail to qualify for pooling of interests accounting treatment. Consummation of the transactions contemplated by this Agreement shall be conditioned upon the Merger being accounted for under the pooling of interests method of accounting.

  (k) Community shall cause the issues of shares of Community common stock in connection with the Merger and this Agreement to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with Community's Articles of Incorporation and Bylaws, the BCL, the Rules of the American Stock Exchange and other applicable laws.

  (l) Community, with the cooperation and assistance of Peoples and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of Community Common Stock to be issued in the Merger on the American Stock Exchange.

  (m) Community shall not adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of Community's Common Stock or could reasonably be expected to have a material adverse effect on the ability of Community to perform its obligations under this Agreement.

  (n) Community shall take no action which would have the effect of causing the Merger not to qualify for pooling-of-interests accounting treatment or reorganization tax treatment.

  6.2 Agreements of Peoples.

  (a) At or after the date hereof and on or prior to the Effective Date, except with the prior written consent of Community, or as otherwise provided in this Agreement, Peoples shall not:

    (1) Amend its Articles of Association or Bylaws; enter into any shareholder agreement, understanding or commitment relating to the right to vote its shares of capital stock; purchase, redeem, retire or otherwise acquire any share of, or any security convertible into shares of, its capital stock or other equity security; or agree to do any of the foregoing;

    (2) Issue, deliver or sell shares of capital stock or securities convertible into any such shares (other than as a result of the exercise of stock options or shares issued pursuant to Peoples ESOP, 401(k) Plan, and Dividend Reinvestment Plan consistent with past practice), or issue or grant any right, option or other commitment for the issuance, delivery or sale of any such shares or such securities (other than pursuant to subsection (4) below);

    (3) Declare, set aside or pay any dividend or other distribution in respect of its capital stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends payable in accordance with customary dividend policy, which shall mean cash dividends payable with respect to Peoples' Common Stock at a quarterly rate not in excess of $.14 per share for the fourth quarter of 1997 and for each quarter thereafter at a quarterly rate not greater than Community's dividend rate multiplied by .889.

    (4) Enter into or amend, or increase the contribution to or obligation under, any employment contract or any bonus, stock option, profit sharing, pension, retirement, savings, incentive, deferral or similar employee benefit program or arrangement, or authorize the creation of any new or replacement job classifications or staff positions, pay bonuses or other extraordinary compensation, or grant any salary or wage increase except normal individual increases in compensation to employees in accordance with established employee procedures of Peoples, as the case may be. Peoples may issue options to employees and Directors (not to exceed 25,000 shares to employees and 5500 shares to Directors) in the ordinary course of business consistent with past practice at the fair market value of Peoples Common Stock as of the date of the grant (as defined in Peoples Stock Option
  Plan).

    (5) Authorize or make any material change in its business or operations, other than in the Ordinary Course of Business as hereinafter defined; incur any material direct or contingent liabilities or commitments other than in the Ordinary Course of Business; sell or dispose of any shares of its capital stock (other than pursuant to the exercise of stock options) or Peoples ESOP, 401(k) Plan, and Dividend Reinvestment Plan, or lease, sell or dispose of any other material part of its assets, in each case except in the Ordinary Course of Business and for adequate value; establish any new branch banking offices, loan production offices, or other offices, or make any capital expenditures in excess in the aggregate of $5,000 (except for ordinary repairs, renewals or replacements); waive or release any right or cancel or compromise any of its debts or claims except in the Ordinary Course of Business; or otherwise enter into any material contract, transaction or commitment on its behalf, except in the Ordinary Course of Business. For purposes of this Agreement, the Ordinary Course of Business shall consist of the banking business as presently conducted by Peoples and not prohibited by the Pennsylvania Banking Code (herein referred to as the "Ordinary Course of Business"); or

    (6) Except to the extent which the Board of Directors in good faith believes it is required to discharge its fiduciary duties after consultation with its legal counsel, Peoples agrees that neither it nor any of its officers and directors shall (and Peoples shall direct and use its best efforts to cause its employees, agents and representatives including, without limitation, any investment banker, attorney or accountant retained by it not to) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Peoples but excluding the transactions contemplated by this Agreement) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Peoples (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Peoples will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Peoples will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2(a)(6). Peoples will notify Community immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with or on behalf of any corporation, partnership, person or other entity or group other than Community with respect to any Acquisition Proposal.

  (b) Prior to the Effective Date, Peoples shall conduct its business in the ordinary course as heretofore conducted and shall use its best efforts (i) to preserve its respective business and business organization intact, (ii) to keep available to Community the services of its present officers (provided, however, that it shall have the right to terminate the employment of any such officer for cause in accordance with its established employee procedures),
(iii) to preserve the good will of its customers and others having business relations with it, (iv) to consult with Community as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business, (v) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted), (vi) to comply with all laws applicable to it and the conduct of its business, (vii) to keep in force at not less than their present limits all policies of insurance (including deposit insurance of the FDIC with respect to Peoples),
(viii) to make no material change in the general terms, policies and conditions upon which it presently does business other than in the Ordinary Course of Business, (ix) to file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, and (x) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all Taxes (as hereinafter defined) indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

  (c) Charge-offs and charge-downs of loans will be taken against Peoples' allowance for loan losses in the Ordinary Course of Business when the potential loss has been quantified by the executive officers of Peoples.

  (d) Prior to the Effective Date, Peoples shall give Community and its counsel, financial advisors, and accountants full access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records, and shall furnish Community during such period with all such information concerning its affairs as Community may reasonably request. The availability or actual delivery of information about Peoples to Community shall not affect the covenants, representations and warranties of Peoples contained in this Agreement. Community shall treat as confidential all such information in the same manner as Community treats similar confidential information of its own, and if this Agreement is terminated, Community shall continue to treat all such information as confidential and cause its employees and agents to keep all such information confidential and shall return such documents theretofore delivered by Peoples as Peoples shall request.

  (e) Peoples shall cause the Merger and this Agreement to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with the Pennsylvania Banking Code and the BCL. Except as required by applicable fiduciary duties, in the opinion of counsel to Peoples, the Board of Directors of Peoples shall recommend in Peoples' Proxy Statement that the Merger and this Agreement be approved, which recommendation shall not be withdrawn. In addition thereto, concurrently with the execution of this Agreement, each member of Peoples Board of Directors shall execute and deliver to Community the Directors Letter attached hereto and made a part hereof as Exhibit "C".

  (f) After execution hereof, Peoples shall deliver to Community a correct and complete list of holders of the outstanding Peoples Common Stock of record with addresses.

  (g) Peoples, separately and jointly with Community, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain the Government Approvals, and shall do any and all acts and things deemed by Peoples or Community to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided in this Agreement.

  (h) Peoples shall promptly give written notice to Community upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations and warranties of Peoples contained or referred to in this Agreement, and shall use its best efforts to prevent the same or remedy the same promptly.

  (i) From and after the date hereof until the Effective Date of the Merger, Peoples shall not take any actions with respect to its business or operations that in the reasonable judgment of Community or its accountants would cause the Merger or any related transaction contemplated by this Agreement to fail to meet the relevant criteria for pooling of interests accounting treatment.

  6.3 Agreements of Community and Peoples.

  (a) Each party hereto shall, and shall cause its directors, officers, attorneys and advisors, to maintain, unless otherwise required by applicable law, the confidentiality of all information obtained in connection with this Agreement, including the negotiation and performance thereof, which is not otherwise publicly disclosed by the other party or publicly available, said agreement with respect to confidentiality to survive any termination of this Agreement pursuant to Section 11.1.

  (b) Community and Peoples shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to form and substance of other public disclosures related thereto.

                                  ARTICLE VII

            Securities Act of 1933; Securities Exchange Act of 1934

  7.1 Community shall promptly prepare and file with the SEC a registration statement on Form S-4 (the "Community Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering the offering of Community Common Stock. Peoples in cooperation with Community shall promptly prepare for inclusion in the Community Registration Statement a proxy statement (the "Proxy Statement") for the purpose of submitting this Agreement to the shareholders of Community and Peoples for approval. The Proxy Statement in definitive form will serve as the prospectus (the "Prospectus") to be included in the Community Registration Statement. Community and Peoples shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Community Registration Statement, the Prospectus or the Proxy Statement, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Community's Registration Statement, the Prospectus and the Proxy Statement.

  7.2 Community and Peoples shall use their best efforts to have the Community Registration Statement declared effective under the 1933 Act as soon as may be practicable, and thereafter Peoples shall distribute the Proxy Statement to its shareholders in accordance with applicable law and its Articles of Incorporation and Bylaws, not less than twenty (20) business days prior to the date upon which the Merger and this Agreement are submitted to its shareholders for approval. Peoples shall not mail or otherwise furnish the Proxy Statement to its shareholders unless and until Community shall have received letters from Coopers & Lybrand, L.L.P. and Stambaugh and Ness, P.C. dated the effective date of the Community Registration Statement, to the effect set forth in Section 8.1(j)and 8.2(l).

  7.3 Community shall not be required to maintain the effectiveness of the Community Registration Statement for the purpose of sale or resale of Community Common Stock by any person; provided, however, that Community shall file all periodic reports which are required under the 1934 Act in order for Community to satisfy the current public information requirement of Rule 144(c), as promulgated under the 1933 Act, as amended.

  7.4 Securities representing shares of the Common Stock issued to Affiliates (as hereinafter defined in Section 8.1(m) hereof) pursuant to this Agreement may be subject to stop transfer orders and may bear a restrictive legend in substantially the following form:

    "The shares represented by this Certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Community of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

  Should an opinion of counsel indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, Community will upon request substitute unlegended securities and remove any stop transfer orders.

                                 ARTICLE VIII

                                  Conditions

  8.1 Conditions to the Obligations of Community. The obligations of Community under this Agreement are, at its option (subject to the provisions of Section 11.1(a)), subject to fulfillment on or prior to the Effective Date of each of the following conditions:

    (a) Except as affected by the transactions contemplated by this Agreement, the representations and warranties of Peoples in Section 5.1 shall be true and correct in all material respects on and as of the Effective Date, except as to any representation or warranty which specifically relates to an earlier date.

    (b) Peoples shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by it on or prior to the Effective Date.

    (c) No material adverse change shall have occurred since June 30, 1997 in the business or financial condition of Peoples, and Peoples shall not be engaged in, or a party to or threatened with, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Community, such legal action or proceeding could materially adversely affect the business or financial condition of Peoples. For purposes of this section, any change in the business or financial condition of Peoples on a consolidated basis which results from any changes occurring after the date hereof in any federal or state law, rule or regulation, in generally accepted accounting principles or in market rates of interest, which change affects banks or their holding companies generally, shall not be deemed to be a material adverse change.

    (d) This Agreement shall have been duly approved by the affirmative vote of the shareholders of Peoples owning at least two-thirds ( 2/3) of its capital stock outstanding at a meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 6.2(e).

    (e) Community shall have received a certificate, dated the Effective Date, signed on behalf of Peoples by its President certifying the fulfillment of the conditions stated in paragraphs (a), (b), (c) and (e) of this Section 8.1 by Peoples.

    (f) Peoples shall have delivered to Community such documents as may reasonably be requested by Community to evidence compliance by Peoples with the provisions of this Agreement including an opinion of its counsel confirming its representations as set forth in Subsections (a), (c) (l),
  (o), and (p) of Section 5.1 (subject to appropriate assumptions and qualifications), and setting forth counsel's opinion that the Merger has been approved by all necessary corporate action of Peoples, including the Peoples shareholders. Peoples shall also have delivered to Community on the Effective Date, a letter of its litigation counsel setting forth pending litigation involving Peoples which was not previously disclosed in writing to Community.

    (g) The Community Registration Statement shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required (in the opinion of Community) to consummate the transactions contemplated by this Agreement shall have been received.

    (h) All Government Approvals shall be in effect, all conditions or requirements prescribed by law or by any such Approval shall have been satisfied, and all required waiting periods shall have expired; provided, however, that no approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or of a subsidiary of or shall impose any other nonstandard condition or requirement, which divestiture, cessation, condition or requirement Community reasonably and in good faith determines would (i) have a material adverse effect on the business or financial condition of Community and its subsidiaries on a consolidated basis or (ii) otherwise materially impair the value of Peoples to Community (in which case Community shall promptly notify Peoples).

    (i) Community shall have received an opinion of its counsel, Mette, Evans & Woodside, substantially to the effect that, under the provisions of the
  Code:

      (1) the Merger of Peoples with and into Interim Bank upon the terms and conditions of this Agreement will constitute a reorganization within the meaning of Section 368 of the Code and will not result in any recognized gain or loss to Community, Interim Bank, or Peoples;

      (2) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Peoples Common Stock who receive Community Common Stock in exchange for the shares of Peoples Common Stock which they hold. A holder of Peoples Common Stock who receives cash in lieu of a fractional share of Community Common Stock will be treated as if he received a fractional share of Community Common Stock pursuant to the reorganization and Community then redeemed such fractional share for the cash. The holder of Peoples Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

      (3) the holding period of Community Common Stock received in exchange for Peoples Common Stock will include the holding period of Peoples Common Stock for which it is exchanged, assuming the shares of Peoples Common Stock are capital assets in the hands of the holder thereof on the Effective Date; and

      (4) the basis of Community Common Stock received in exchange for Peoples Common Stock will be the basis of Peoples Common Stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

  Such opinion shall be given, subject to the receipt, and the accuracy on the Effective Date of:

      (1) representations by Community satisfactory to such counsel; and

      (2) representations by Peoples satisfactory to such counsel.

    (j) Subject to satisfaction of the requirements of Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants if applicable, Community and its directors and officers shall have received a letter from Stambaugh Ness, P.C. dated the effective date of the Community Registration Statement, to be in form and substance satisfactory to Community, to the effect that:

      (1) In their opinion, the consolidated financial statements of Peoples examined by them and included in the Community Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

      (2) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of Peoples, inspection of the minute book of Peoples since

    December 31, 1996, inquiries of officials of Peoples responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

        (A) any unaudited Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows of Peoples included in the Community Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Community Registration Statement;

        (B) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock, decreases in capital surplus or increases in debt of Peoples as compared with amounts shown in the balance sheet as of December 31, 1996 included in the Community Registration Statement, except in each case for such changes, increases or decreases which the Community Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

        (C) for the period from January 1, 1997 to such specified date, there were any decreases in the total or per share amounts of income before securities gains or losses or net income of Peoples as compared with the comparable period of the preceding year, except in each case for decreases which the Community Registration Statement discloses have occurred or may occur, and except for such decreases which are immaterial.

    (k) The aggregate number of shares of Peoples Common Stock held by persons who have taken all of the steps required prior to the Effective Date to perfect their right (if any) to be paid the fair value of such shares under the BCL ("Dissenting Shares") shall not be more as to prevent Community from meeting the continuity of business enterprise requirement of
  Section 368(a)(1)(A) of the Code with respect to the Peoples acquisition, and the number of Dissenting Shares, the number of shares owned by Community or its affiliates, together with the aggregate number of fractional shares with respect to which persons will receive cash in lieu of Community Common Stock pursuant to this Agreement, shall be less than ten (10%) percent of the number of outstanding shares of Peoples Common Stock or such number, if less, which will allow Community to account for the Merger as a "pooling of interest".

    (l) Community shall have received from each of the persons who, in the opinion of counsel for Community, might be deemed to be affiliates of Peoples under Rule 145 of the Rules and Regulations under the 1933 Act (the "Affiliates"), a signed undertaking satisfactory to Counsel for Community, acknowledging and agreeing to abide by the limitations imposed by law in respect of the sale or other disposition of the Community Common Stock received by such person pursuant to the Merger. Peoples agrees to use its best efforts to have each Affiliate enter into the undertakings referred to in this Section 8.1(l) on or prior to the Effective Date.

    (m) This Agreement and the issuance of Community Common Stock in connection with the Merger shall have been duly approved by the affirmative vote of a sixty-six and two-thirds (66 and 2/3) percent majority of Community's Common Stock outstanding at a duly called meeting of the shareholders of Community.

    (n) Community and Interim Bank, as the case may be, shall have entered into the Employment Agreements with Eddie L. Dunklebarger, Anthony E. Leo, and Jeffrey M. Seibert, attached hereto and made a part hereof, which Employment Agreements shall be the valid and enforceable obligations of the parties thereto.

    (o) Community shall have received an opinion from Sandler O'Neill & Partners, L.P. dated as of a date within five (5) business days of the date of the Community Proxy Statement to the effect that the consideration to be paid by Community to the holders of Peoples Common Stock is fair from a financial point of view to the Community shareholders.

  8.2 Conditions to the Obligations of Peoples. The obligations of Peoples under this Agreement are, at its option (subject to the provisions of Section 11.1(a)), subject to the fulfillment on or prior to the Effective Date of each of the following conditions:

    (a) Except as affected by the transactions contemplated by this Agreement and as affected by events occurring or arising after the date first above written in the ordinary course of the business of Community which do not materially adversely affect the business of Community, the representations and warranties of Community in Section 5.2 shall be true and correct in all material respects on and as of the Effective Date, except as to any representation or warranty which specifically relates to an earlier date.

    (b) Community shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by it on or prior to the Effective Date. Community as the sole shareholder of Interim Bank shall have approved the merger of Peoples into Interim Bank.

    (c) No material adverse change shall have occurred since June 30, 1997 in the business or financial condition of Community and its subsidiaries on a consolidated basis, and neither Community nor any of its subsidiaries shall be engaged in, or a party to or threatened with, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Peoples, such legal action or proceeding could materially adversely affect the business or financial condition of Community and its subsidiaries, considered as a whole. For purposes of this section, any change in the business or financial condition of Community on a consolidated basis which results from any changes occurring after the date hereof in any federal or state law, rule or regulation, in generally accepted accounting principles or in market rates of interest, which change affects banks or their holding companies generally, shall not be deemed to be a material adverse change.

    (d) This Agreement shall have been duly approved by the affirmative vote of (i) Peoples shareholders owning at least two-thirds ( 2/3) of its capital stock outstanding and (ii) Community's shareholders pursuant to Community's Articles of Incorporation and the listing requirements of the American Stock Exchange.

    (e) Peoples shall have received a certificate, dated the Effective Date, signed on behalf of Community by its Chairman and Chief Executive Officer or President, certifying the fulfillment of the conditions stated in paragraphs (a), (b), (c), (d) and (h) of this Section 8.2.

    (f) Community shall have delivered to Peoples such documents as may reasonably be requested by Peoples to evidence compliance by Community with the provisions of this Agreement including an opinion of its counsel confirming its representation set forth in Subsections (a), (e), (i), (l), and (m) of Section 5.2 and to the effect that the shares to be issued in the Merger are duly and validly authorized and issued.

    (g) The Community Registration Statement shall have become effective under the 1933 Act, no stop order suspending the effectiveness of the Community Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required (in the opinion of Peoples) to consummate the transactions contemplated by this Agreement shall have been received.

    (h) All Government Approvals shall have been received and shall be in effect, all conditions or requirements prescribed by law or by any such Approval shall have been satisfied, and all required waiting periods shall have expired.

    (i) Peoples shall have received the opinion of Community's counsel referred to in Section 8.1(i).

    (j) the Employment Agreements shall become effective.

    (k) Peoples shall have received an opinion from Berwind Financial Group dated as of a date within five (5) days of the date of the Peoples Proxy Statement to the effect that the consideration to be received by the holders of Peoples common stock pursuant to the Merger is fair from a financial point of view to Peoples shareholders.

    (l) Subject to satisfaction of the requirements of Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants if applicable, Peoples and its directors and officers shall have received a letter from Coopers & Lybrand, L.L.P. dated the effective date of the Community Registration Statement, to be in form and substance satisfactory to Peoples, to the effect that:

      (1) In their opinion, the consolidated financial statements of Community examined by them and included in the Community Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

      (2) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of Community, inspection of the minute book of Community since December 31, 1996, inquiries of officials of Community responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

        (A) any unaudited Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows of Community included in the Community Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Community Registration Statement;

        (B) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock, decreases in capital surplus or increases in debt of Community as compared with amounts shown in the balance sheet as of December 31, 1996 included in the Community Registration Statement, except in each case for such changes, increases or decreases which the Community Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

        (C) for the period from January 1, 1997 to such specified date, there were any decreases in the total or per share amounts of income before securities gains or losses or net income of Community as compared with the comparable period of the preceding year, except in each case for decreases which the Community Registration Statement discloses have occurred or may occur, and except for such decreases which are material.

    (m) The shares of Community Common Stock to be issued in the Merger shall have been authorized for listing on the American Stock Exchange.

    (n) Community and Peoples shall have been advised in writing by Coopers & Lybrand, L.L.P. on the Effective Date that the Merger should be treated as a pooling transaction for financial accounting purposes.

    (o) The election of the officers and directors of Peoples to the positions with Community set forth in Sections 3.1 and 3.2 shall become effective.

    (p) Peoples shall not have the right to terminate this Agreement pursuant to Section 12.1(i).

                                  ARTICLE IX

                                    Closing

  9.1 The transactions contemplated by this Agreement and the Bank Merger Agreement shall be consummated at a closing (the "Closing") to be held at the executive offices of Community at 10:00 a.m. on a date to be designated by Community, which date shall not be later than thirty (30) days after the receipt of all required Governmental Approvals and Shareholder approvals and after the expiration of all applicable waiting periods with the Merger to be consummated in such order and after such intermediate steps as the parties hereto may agree. The Closing Date shall (unless otherwise provided) be the Effective Date.

  9.2 At the Closing, the opinions, certificates and other documents required to be delivered by this Agreement shall be delivered.

  9.3 At the Closing, Community and Peoples shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to Community to give effect to the Merger.

                                   ARTICLE X

                                   Expenses

  10.1 Each of the parties hereto agrees to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement shall be consummated, the costs incurred by it incident to the performance of its obligations under this Agreement, including, without limitation, costs incident to the preparation of this Agreement, the Community Registration Statement, the Prospectus and the Proxy Statement (including the audited financial statements of the parties contained therein) and to the consummation of the Merger and of the other transactions contemplated herein, including the fees and disbursements of counsel, accountants and consultants employed by such party in connection therewith; except that in the event that the transactions contemplated in this Agreement are not consummated for any reason, Community and Peoples shall each pay one-half of (a) the aggregate costs theretofore incurred in printing the Community Registration Statement, the Prospectus and the Proxy Statement, (b) the registration fee for the Community Registration Statement, and (c) the fees for filing applications for Government Approvals.

                                  ARTICLE XI

              Indemnification; Directors' and Officers' Insurance

  11.1 From and after the Effective Date, Interim Bank agrees to indemnify and hold harmless each present and former director and officer of Peoples and each officer or employee of Peoples that is serving or has served as a director or trustee of another entity expressly at Peoples request or direction (the "Indemnified Parties"), against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any and all claims, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters arising out of or in connection with such party's position as, or actions taken as, a director or officer of Peoples or a subsidiary or director or trustee of another entity at the request or direction of Peoples, at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent permitted by applicable law (and also advance expenses incurred to the fullest extent permitted by applicable law); provided, however, that Interim Bank shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If such indemnity is determined not to be available as a matter of law with respect to any Indemnified Party, then Interim Bank and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits and other relevant equitable considerations.

  11.2 Any Indemnified Party wishing to claim indemnification under Section 11.1, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Interim Bank thereof, but the failure to so notify shall not relieve Interim Bank of any liability it may have to such Indemnified Party if such failure does not materially prejudice Community. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date): (i) Interim Bank shall have the right to assume the defense thereof and Interim Bank shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Community elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Interim Bank and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Interim Bank shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; (ii) the

Indemnified Parties will cooperate in the defense of any such matter; and
(iii) Interim Bank shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

  11.3 For a period of six years after the Effective Date, Interim Bank shall use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Peoples (provided that Interim Bank may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to such directors and officers) with respect to claims arising from facts or events which occurred before the Effective Date; provided, however, that in no event shall Interim Bank be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 11.3, any amount per annum in excess of one hundred fifty percent (150%) of the amount of the annual premiums paid as of the date hereof by Peoples for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Community shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                                  ARTICLE XII

                                  Termination

  12.1 This Agreement may be terminated as follows:

    (a) By the mutual consent of the Board of Directors of both Community and Peoples at any time prior to the consummation of the Merger;

    (b) By the Board of Directors of Community on or after June 30, 1998, if
  (i) any of the conditions in Section 8.1 to which the obligations of Community are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived by Community but Peoples shall have failed to complete the Merger.

    (c) By the Board of Directors of Community if, in its reasonable opinion,
  (i) a material adverse change shall have occurred since June 30, 1997, in the business or financial condition of Peoples, or (ii) there has been failure on the part of Peoples to comply with its obligations under this Agreement, or any failure to comply with any condition set forth in Section 8.1.

    (d) By the Board of Directors of Community if the Merger and this Agreement are not approved by the affirmative vote of Community as required by the listing standards of the American Stock Exchange or the sixty-six and two-thirds (66 and 2/3) percent majority vote of Community's shareholders as required by Community's Articles of Incorporation;

    (e) By the Board of Directors of either party if there shall be pending or threatened any material action, proceeding or investigation before any court or administrative agency by any governmental agency or any other person challenging, or seeking material damages in connection with, the Merger.

    (f) By the Board of Directors of Peoples on or after June 30, 1998, if
  (i) any of the conditions contained in Section 8.2 to which the obligations of Peoples are subject have not been fulfilled (provided, however, that if Community is engaged at the time in litigation or an appeal procedure relating to an attempt to obtain one or more of the Government Approvals, such non-fulfillment shall not give Peoples the right to terminate this Agreement for an additional period of three months); or (ii) such conditions have been fulfilled or waived but Community shall have failed to complete the Merger.

    (g) By the Board of Directors of Peoples if, in its reasonable opinion,
  (i) a material adverse change shall have occurred since June 30, 1997, in the business or financial condition of Community or (ii) there has been a failure on the part of Community to comply with its obligations under this Agreement, or any failure to comply with any condition set forth in Section 8.2.

    (h) By the Board of Directors of Peoples if the Merger and this Agreement are not approved by the affirmative vote of Peoples shareholders having at least two-thirds ( 2/3) its capital stock, called pursuant to Section 6.2(e) of this Agreement; provided, that Community and Peoples may mutually agree to keep this

  Agreement in effect and to call an additional meeting of the shareholders of Peoples to obtain such shareholder approval.

    (i) By the Board of Directors of Peoples if, prior to the Effective Date,
  (i) a Change of Control (as defined in the Employment Agreement) of Community occurs, (ii) Community enters into an agreement to effect a Change of Control or (iii) Community enters into any agreement relating to a transaction which would require the approval of its shareholders under the BCL or the listing standards of the American Stock Exchange.

  The power of termination hereunder may be exercised by Community and Peoples, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman (or President) and Chief Executive Officer, to the other party.

  12.2 Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 10 and shall not affect any agreement after such termination.

                                 ARTICLE XIII

                                 Miscellaneous

  13.1 Any notice or other communication required or permitted under this Agreement or the Bank Merger Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by recognized overnight delivery service guaranteeing next day delivery, addressed as follows:

  If to Community:

    Community Banks, Inc.
    150 Market Square
    Millersburg, PA 17061

    Attention: Ernest L. Lowe, President and CEO

  With a copy to:

    Mette, Evans & Woodside
    3401 North Front Street
    P. O. Box 5950
    Harrisburg, PA 17110-0950

    Attention: James A. Ulsh, Esquire

  If to Peoples:

    Peoples State Bank of East Berlin
    100 East King Street
    East Berlin, PA 17316

    Attention: Eddie L. Dunklebarger, CEO

  With a copy to:

    Barley, Snyder, Senft & Cohen, LLP
    126 East King Street
    Lancaster, PA 17602-2893

    Attention: Paul G. Mattaini, Esquire

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

  13.2 Subject to Section 8.2(j) herein, Community and any of its wholly-owned banking subsidiaries may, prior to the Effective Date of the Merger, consolidate with or merge with or into one or more other banks or bank holding companies so long as Community and its wholly-owned banking subsidiaries are the surviving corporations. The terms and conditions of this Agreement shall not be affected by such merger or consolidation, and the shareholders of Peoples shall receive the common stock of the surviving bank holding company, unless the provisions of Section 8.2(g)or (j) hereof should apply.

  13.3 This Agreement is binding upon and is for the benefit of Community and Peoples and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement.

  13.4 Except for the agreements of Community set forth herein, the representations, warranties and agreements of Community and Peoples contained in this Agreement shall not survive the consummation of the Merger; provided, however, that in the event of the consummation of the Merger, no such representations, warranties or agreements shall be deemed to be terminated so as to deprive Community and Peoples (or any director, officer or controlling person of Community and Peoples) of any defense in law or in equity which otherwise would be available against the claims of any persons, including shareholders.

  13.5 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

  13.6 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  In Witness Whereof, Community and Peoples have each caused this Agreement to be signed by its Chief Executive Officer and its corporate seal to be hereunto affixed and attested by the signature of its Secretary, assistant Secretary, a Vice President or its Clerk, all as of the day and year first above written.

Community Banks, Inc.




                                          By:
-------------------------------------        -----------------------------------
              Secretary                       Chairman of the Board and Chief
                                                     Executive Officer

The Peoples State Bank




                                          By:
-------------------------------------        ----------------------------------
              Secretary                        President and Chief Executive
                                                          Officer

           APPENDIX B--OPINION OF THE BERWIND FINANCIAL GROUP, L.P.

                                                                         [DATE]

Board of Directors
The Peoples State Bank
100 East King Street
East Berlin, PA 17316

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of The Peoples State Bank ("Peoples") of the financial terms of the proposed merger by and between Peoples and Community Banks, Inc. ("Community"). The terms of the proposed merger (the "Proposed Merger") by and between Peoples and Community are set forth in the Agreement and Plan of Merger dated October 28, 1997 (the "Merger Agreement") and provide that each outstanding share of Peoples common stock will be converted into the right to receive .889 shares of Community common stock as defined in the Merger Agreement.

  Berwind Financial, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

  In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Peoples and Community, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance of Peoples and Community,
(iv) studies and analyzed the consolidated financial and operating data of Peoples and Community, (v) considered the terms and conditions of the Proposed Merger between Peoples and Community as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions, (vi) met and/or communicated with certain members of Peoples and Community's senior management to discuss their respective operations, historical financial statements and future prospects, and (vii) reviewed this Joint Proxy Statement/Prospectus, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

  Our opinion is given in reliance on information and representations made or given by Peoples and Community, and their respective officers, directors, auditors, counsel and other agents, and on filing, releases and other information issued by Peoples and Community including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Peoples and Community nor other data which we have considered in our review and, for purpose of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

  With regard to financial and other information relating to the general prospects of Peoples, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of the management of Peoples as to its most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposal Merger to Peoples.

  Our opinion is based upon information provided to us by the management of Peoples, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Peoples and does not constitute a recommendation to Peoples shareholders as to how such shareholders should vote on the Proposed Merger.

  Based on the foregoing, it is our opinion that, as of the date hereof, the financial terms of the Proposed Merger by and between Peoples and Community are fair, from a financial point of view, to the shareholders of Peoples.

                                          Sincerely,

                                          BERWIND FINANCIAL, L.P.

            APPENDIX C--OPINION OF SANDLER O'NEILL & PARTNERS, L.P.

                                                               October 28, 1997

Board of Directors
Community Banks, Inc.
150 Market Square
Millersburg, PA 17061

Ladies and Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, to Community Banks, Inc. ("Community") of the consideration to be paid by Community pursuant to the terms of the Agreement and Plan of Reorganization, dated as of October 28, 1997 (the "Agreement"), by and between Community and The Peoples State Bank ("Peoples"). Pursuant to the terms of the Agreement, Peoples will be merged with and into a wholly-owned subsidiary of Community to be organized in connection with the merger (the "Merger"), and each share of common stock of Peoples, par value $1.00 per share (the "Peoples Common Stock"), issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive .889 of a share (the "Exchange Ratio") of the common stock, par value $5.00 per share, of Community (the "Community Common Stock"). The terms and conditions of the Merger are more fully set froth in the Agreement.

  Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of October 28, 1997, by and between Community and Peoples; (iii) Community's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (iv) People's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (v) Community's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, respectively; (vi) People's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form F-4 for the waters ended March 31, June 30 and September 30, 1997, respectively; (vii) certain financial analyses and forecasts of Community prepared by and reviewed with management of Community and the views of senior management of Community regarding Community's past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of Peoples prepared by and reviewed with management of Peoples and the views of senior management of Peoples regarding Peoples's past and current business operations, results thereof, financial condition and future prospects; (ix) the pro forma impact of the Merger; (x) the publicly reported historical price and trading activity for the Peoples Common Stock and the Community Common Stock, including a comparison of certain financial and stock market information for Peoples and Community with similar publicly available information for certain other companies the securities of which are publicly traded; (xi) the financial terms of recent business combinations in the banking industry, to the extent publicly available; (xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

  In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or furnished otherwise to, reviewed by or discussed with us, and we do not assume any responsibility or liability thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Community or Peoples or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Community and Peoples). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Community and Peoples and that such performances will be achieved. We have also assumed that there has been no material change in Community's or People's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above. We have assumed that the Merger will be accounted for as a pooling of interests, that Community and Peoples will remain as going concerns for all periods relevant to our analyses and that the conditions precedent in the Agreement are not waived.

  Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect his opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Community Common Stock will be when issued to Peoples's shareholders pursuant to the Agreement or the prices at which Community Common Stock or Peoples common Stock will trade at any time.

  We have acted as Community's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. In the past, we have also provided, and may in the future provide, certain other investment banking services for Community and have received, and will receive, our customary compensation for such services.

  In the ordinary course of business, we may actively trade the equity securities of Community and Peoples for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this opinion is for the information of the Board of Directors of Community in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Community as to how such shareholder should vote on the proposed issuance of Community Common Stock in connection with the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an Appendix to the Joint Proxy Statement/Prospectus of Community and Peoples dated the date hereof.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Community from a financial point of view.

                                          Very truly yours,

                        APPENDIX D--DISSENTERS' RIGHTS

          SUBCHAPTER 15D OF THE PENNSYLVANIA BUSINESS CORPORATION LAW

(S) 1571. Application and effect of subchapter

  (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

  Section 1906(c) (relating to dissenters rights upon special treatment).
  Section 1930 (relating to dissenters rights).
  Section 1931(d) (relating to dissenters rights in share exchanges).
  Section 1932(c) (relating to dissenters rights in asset transfers).
  Section 1952(d) (relating to dissenters rights in division).
  Section 1962(c) (relating to dissenters rights in conversion).
  Section 2104(b) (relating to procedure).
  Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
  Section 2325(b) (relating to minimum vote requirement).
  Section 2704(c) (relating to dissenters rights upon election).
  Section 2705(d) (relating to dissenters rights upon renewal of election).
  Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
  Section 7104(b)(3) (relating to procedure).

  (b) Exceptions.--

  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

    (i) listed on a national securities exchange; or

    (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

    (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

    (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

    (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

  (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

  (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

    (2) a copy of this subchapter.

  (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

  (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

  (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(S) 1572. Definitions

  The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

    "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

(S) 1573.  Record and beneficial holders and owners

  (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

  (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(S) 1574. Notice of intention to dissent

  If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

(S) 1575. Notice to demand payment

  (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4) Be accompanied by a copy of this subchapter.

  (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

(S) 1576. Failure to comply with notice to demand payment, etc.

  (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

  (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

  (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(S) 1577. Release of restrictions or payment for shares

  (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

  (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

  (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

  (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S) 1578. Estimate by dissenter of fair value of shares

  (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

  (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(S) 1579. Valuation proceedings generally

  (a) General rule.--Within 60 days after the latest of:

    (1) effectuation of the proposed corporate action;

    (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

    (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

  (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

  (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

  (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

  (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(S) 1580. Costs and expenses of valuation proceedings

  (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

  (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

  (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                      APPENDIX E--STOCK OPTION AGREEMENT

                            STOCK OPTION AGREEMENT

  This Stock Option Agreement (the "Stock Option Agreement") is made and
entered into as of       , 1997, by and between The Peoples State Bank
("Seller") and Community Banks, Inc. ("Buyer").

                                  Witnesseth:

  Whereas, Buyer and Seller propose to enter into an Agreement and Plan of Reorganization (the "Plan") of even date herewith, providing for, among other things, the merger of Seller with and into a wholly-owned banking subsidiary of Buyer (the "Merger"), pursuant to which each then outstanding share of Seller Common Stock, par value $1.00 per share (the "Shares"), would be converted into .889 of a share of Buyer Common Stock, par value $5.00 per share, subject to conditions in the Plan; and

  Whereas, to induce Buyer to enter into the Plan, Seller has agreed to grant Buyer the option set forth herein to purchase authorized but unissued shares of Seller Common Stock on the terms and subject to the conditions of this Stock Option Agreement.

  Now, Therefore, in consideration of the premises and of the mutual agreements and provisions contained herein, the parties hereto agree as follows:

  1. Grant of Option. Seller hereby grants to Buyer an irrevocable option (the "Option") to purchase up to that number of shares of authorized but unissued shares of Seller Common Stock, which, when added to the number of shares of Seller Common Stock owned by Buyer at the time of the exercise of the option will represent 19.9% of the issued and outstanding shares of Seller Common Stock after exercise of the option, at a purchase price of $23.50 per share. Notwithstanding anything else in this Stock Option Agreement to the contrary, the number of shares of Seller Common Stock subject to the Option shall be reduced to such lesser number, if any, as may from time to time be necessary, but only for so long as may be necessary, to (a) cause Buyer not to (i) effect a control share acquisition as such term is defined for the purposes of Chapter 25, Subchapters G and I of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), or (ii) become a controlling person for purposes of Chapter 25, Subchapter E of the PBCL, (b) cause Buyer not to violate applicable provisions of the Bank Holding Company Act of 1956 and the rules and regulations promulgated thereunder (the "BHCA") or the Pennsylvania Banking Code of 1965 and the rules and regulations promulgated thereunder (the "Banking Code"), and (c) cause Buyer's percentage not to be affected by any increase in authorized capital as a result of the subsequent exercise of any subsequent stock options. So long as the option is outstanding and unexercised, Seller shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that the option may be exercised, without any additional authorization of common stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of common stock.

  2. Exercise of Options.

  (a) Subject to Subparagraph (b) hereof, the Option may be exercised by Buyer, in whole or in part, at any time or from time to time; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect on the earlier of (i) on the Effective Date of the Merger, (ii) the time of termination of the Plan in accordance with its terms (other than a termination resulting from a willful breach by Seller of any representation, warranty or covenant contained therein or, following the occurrence of an event set forth in Subparagraph (b) hereof, failure of Seller's shareholders to approve the Merger by the vote required under applicable law), (iii) six (6) months after termination of the Plan due to a willful breach by Seller of any representation, warranty or covenant contained therein or (iv) six (6) months after the failure of Seller's shareholders to approve the Merger by the vote required under applicable law following the occurrence of an event set forth in Subparagraph (b) hereof; and provided further that any such exercise shall be subject to compliance with applicable provisions of law. In the event Buyer wishes to exercise the Option, Buyer shall give written notice (the "Notice") to Seller specifying the number of Shares it will purchase pursuant to said Notice and a place and date not later than 30 days from the date such Notice is given to Seller for the closing of such purchase; provided that, if prior notification to or approval of any federal or state regulatory agency is required in connection with all or part of such purchase, Buyer shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed. Notwithstanding the termination of the Option, Buyer shall be entitled to purchase Shares with respect to which it have given a Notice in accordance with the terms hereof prior to the termination of the Option. The rights of Buyer set forth in
Section 5 hereof shall not terminate when the rights to exercise the Option terminates as set forth herein, but shall extend to such time as provided in
Section 5.

  (b) The Option may be exercised if any of the following events shall have occurred and be continuing:

    (i) the making, other than by Buyer of any of its subsidiaries or affiliates, of a tender or exchange offer for at least 19.9% of the outstanding Shares.

    (ii) the acquisition, by any person or group of persons other than Buyer or any of its subsidiaries of affiliates or any presently existing shareholders of Seller (other than for bona fide arbitrage purposes), of beneficial ownership or the right to acquire beneficial ownership of 19.9% or more of the outstanding Shares (the terms "group" and "beneficial ownership" having the meanings assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder).

    (iii) the making by any person, other than Buyer or any of its subsidiaries or affiliates, by public announcement or communication to Seller, of a firm proposal to: (a) acquire Seller, by merger, consolidation, purchase of all or substantially all of its assets or other similar transactions; or (b) to make any such tender or exchange offer as is described in (i) above.

    (iv) the failure of Seller's shareholders to approve the Merger at a meeting called for such purpose if at the time of such meeting there has been an announcement by a person (other than Buyer) of an offer or proposal to acquire 19.9% or more of the Common Stock (before giving effect to any exercise of the Option), or to acquire, merge, or consolidate with Seller, or to purchase all or substantially all of Seller's assets.

  (c) Seller shall give prompt written notice to Buyer upon becoming aware of any of the events described in paragraphs (b)(i)(ii)(iii) or (iv) of this
Section 2. Prior to termination of this Option, Seller will not take, and will refrain from taking, any action which would have the effect of preventing or disabling Seller from delivering shares of Seller Common Stock to Buyer upon any exercise of the Option or otherwise performing its obligations under this Agreement.

  3. Payment of Purchase Price and Delivery of Certificates for Shares. At any closing hereunder, (a) Buyer shall make payment to Seller of the aggregate price for the Shares so purchased in immediately available funds by wire transfer to a bank designated in writing by Seller in an amount equal to the price per share set forth in Section 1 hereof times the number of shares to be purchased at such closing and (b) Seller will deliver to Buyer a duly executed certificate or certificates representing the number of Shares so purchased duly endorsed, or accompanied by a duly executed stock power, to Buyer or its designee.

  4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

    (a) Seller is a Pennsylvania state chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

    (b) The execution and delivery of this Stock Option Agreement has been authorized by the Board of Directors of Seller and by all other necessary corporate action on the part of Seller. This Stock Option Agreement has been duly executed and delivered by Seller.

    (c) Seller has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option, and, at all times from the date hereof until the obligation to deliver any shares of Seller Common Stock upon exercise of the Option terminates, will have reserved for issuance authorized but unissued Shares of Seller Common Stock necessary for Buyer to exercise the Option in full.

    (d) The Shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and non-assessable.

    (e) Neither the execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will result in a breach or violation of, conflict with or constitute a default under, Seller's Articles of Incorporation or By-Laws, or any of the provisions of any indenture, agreement or other instrument to which Seller is a party or by which Seller is bound.

  5. Registration Rights. If sale or disposition of Seller's stock is subject to registration under the Securities Act of 1983 as amended, Seller shall, if requested by Buyer, as expeditiously as possible prepare and file a registration statement under the Securities Act of 1933, as amended, and shall use its best efforts to qualify under any applicable state securities laws if necessary in order to permit the sale or other disposition of any or all of the Shares that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Buyer at any time within one (1) year of the exercise of the Option. Seller shall use its best efforts to cause such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration effective for a period of not less than 270 days from the day such registration statement first becomes effective unless, in the written opinion of counsel to Seller, addressed to Buyer and which shall be satisfactory in form and substance to Buyer and its counsel, registration is not required for such proposed disposition by Buyer.

  6. Duties of the Corporation upon Registration. If and whenever Seller is required by the provisions of Paragraph 5 of this Agreement to effect the registration of any of the Securities under the Securities Act, Seller shall:

    (a) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective and current for the maximum period required under Paragraph 5 above;

    (b) furnish to Buyer and to the underwriters of the Securities being registered such reasonable number of copies of the Registration Statement, the preliminary prospectus and final prospectus contained therein, and such other documents as Buyer or such underwriters may reasonably request in order to facilitate the public offering of the Securities;

    (c) use its best efforts to register or qualify the Securities covered by the Registration Statement under the state securities or blue sky laws of such jurisdictions as Buyer or such underwriters may reasonably request, provided, that Seller shall not be required hereunder to submit to the jurisdiction of any state in which it has not previously been required to qualify to do business;

    (d) notify Buyer, promptly after Seller shall receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment to any prospectus forming a part of the Registration Statement has been filed;

    (e) notify Buyer promptly of any request by the SEC for the amending or supplementing of the Registration Statement or the prospectus contained therein or for additional information;

    (f) prepare and file with the SEC, promptly upon the request of Buyer, any amendments or supplements to the Registration Statement or the prospectus contained therein which, in the joint opinion of counsel for Seller and counsel for Buyer, are required under the Securities Act or the rules and regulations promulgated by the SEC thereunder in connection with the sale or other distribution of the Securities by Buyer;

    (g) prepare and promptly file with the SEC such amendments of or supplements to the Registration Statement or the prospectus contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (h) advise Buyer promptly after Seller shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

    (i) at the request of Buyer, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel for Seller for the purposes of such registration, addressed to the underwriters and to Buyer, covering such matters as such underwriters and Buyer may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants for Seller, addressed to the underwriters and to Buyer, covering such matters as such underwriters or Buyer may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Seller included in the Registration Statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

  7. Expenses of Registration. With respect to the registration requested pursuant to Paragraph 5 of this Agreement, (a) Seller shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of Seller to comply with state securities or blue sky laws of any jurisdiction in which the Securities to be offered are to be registered or qualified; and (b) Buyer shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for Buyer and any other expenses incurred by Buyer.

  8. Indemnification. In connection with any Registration Statement or any amendment or supplement thereto:

    (a) Seller shall indemnify and hold harmless Buyer, any underwriter (as defined in the Securities Act) for Buyer, and each person, if any, who controls Buyer or such underwriter (within the meaning of the Securities
  Act) from and against any and all loss, danger, liability, cost or expense to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Seller will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Buyer, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

    (b) Buyer shall indemnify and hold harmless Seller, any underwriter (as defined in the Securities Act), and each person, if any, who controls Seller or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which Seller or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by Buyer specifically for use in the preparation thereof.

    (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 8 of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph
  (a) and (b) of this Paragraph 8, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 8, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless
  (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party had authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

    (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Buyer and Seller agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and Buyer as a group were considered a single entity for such purpose.

  9. Adjustment Upon Changes in Capitalization. In the event of any change in Seller Common Stock by reason of stock dividends, split-ups, recapitalization, mergers, combinations, conversions, exchanges of shares or other changes in the corporate or capital structure of Seller which could have the effect of diluting Buyer's rights hereunder, the number and kind of shares or securities subject to the Option and the purchase price therefor shall be adjusted appropriately and proportionately so as to eliminate the dilutive effect on Buyer's rights hereunder.

  10. Representations of Buyer. Buyer represents and warrants to Seller as follows:

    (a) Buyer is acquiring the Option, and any shares of Seller Common Stock which it may acquire upon exercise of the Option, for investment only and not with a view to distribution thereof; Buyer understands that the Option has not been, and such Shares may not be, registered under the Securities Act and that such

  Option and, if not so registered, such Shares may not be sold except in accordance with, or pursuant to an exemption under, such Act, subject, however, to Buyer's registration rights pursuant to Section 5 hereof.

    (b) This Stock Option agreement has been duly authorized by all necessary corporate action on the part of Buyer and has been duly executed and delivered by Buyer.

    (c) Buyer is a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power to enter into this Stock Option Agreement.

  11. Compliance With Laws. Nothing contained in this Stock Option agreement shall require Seller to take any action which would violate any statute, rule or regulation; provided, however, that except as otherwise specifically provided herein, Seller shall take all actions necessary or appropriate to permit it to comply (if compliance is feasible) with all applicable legal requirements necessary to perform this Stock Option Agreement is accordance with its terms.

  12. Severability. If any term, provisions, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determined that the Option will not permit the holder to acquire the full number of shares of Seller Common Stock provided in Section 1 hereof (as adjusted pursuant to Section 9 hereof), it is the express intention of Seller to allow the holder to acquire such lesser number of shares as may be permissible according to such court or regulatory agency, without any amendment or modification hereof.

  13. Agreement as to Voting. Buyer agrees that prior to the termination of the Plan in accordance with its terms, Buyer will vote any Shares acquired upon exercise of this Option in favor of the Plan.

  14. Listing; Filings and Consents. Upon exercise of the Option in whole or in part, Seller will use its best efforts promptly to have the shares of Seller Common Stock issued pursuant thereto authorized for quotation on the National Association of Securities Dealers Automated Quotation system, or, if at the time the Option is exercised the Seller Common Stock is listed on any stock exchange, to list such shares on such exchange, effective upon official notice of issuance. Buyer and Seller each will use its best efforts to make all filings with, and to obtain consent of, all third parties and government authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

  15. Assignment. Neither of the parties hereto may assign any of its rights or obligations hereunder to any person without the prior written consent of the other party, except that, in the event the Option becomes exercisable, Buyer may assign in whole or in part its rights and obligations hereunder to a wholly owned subsidiary of Buyer, which shall be likewise bound. Subject to the preceding sentence, this Stock Option Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered, telecopied (with confirmation) or sent by registered or certified mail, postage prepaid, addressed to the respective parties as follows:

  If to Seller:

    The Peoples State Bank
    100 East King Street
    East Berlin, PA 17316

    Attention: Eddie L. Dunklebarger, CEO

  If to Buyer:

    Community Banks, Inc.
    150 Market Square
    Millersburg, PA 17061

    Attention: Ernest L. Lowe, President

or to such other address as either party may have furnished to the other in writing in accordance herewith.

  17. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

  18. Specific Performance. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Buyer in the event this Agreement is breached. Therefore, Seller agrees that Buyer may obtain specific performance of this Agreement and injunctive relief against any breach hereof.

  19. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

  20. Definitions. Capitalized terms defined in the Plan and used herein shall have the same meanings as the Plan.

  In Witness Whereof, this Stock Option Agreement has been executed by duly authorized officers of each of the parties hereto all as of the day and year first above written.

  SELLER:

                                          THE PEOPLES STATE BANK




                                          By:
-------------------------------------        ----------------------------------
               Witness

  BUYER:

                                          COMMUNITY BANKS, INC.



                                          By:
-------------------------------------        ----------------------------------
               Witness

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the Corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the Corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the Corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 12 of Community's Articles of Incorporation and Article 20 of Community's Bylaws provide indemnification of directors, officers and other agents of Community and advancement of expenses to the extent otherwise permitted by the BCL.

  Section 1746 of the BCL grants a corporation broad authority to indemnify is directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness. Article 12 of Community's Articles of Incorporation provides that the Corporation indemnify any and all persons whom it shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

  Article 20 of Community's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Community's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

  As authorized by Section 1747 of the BCL and Article XIV, Community maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Community for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Community.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

    (2) Agreement and Plan of Reorganization, dated October 28, 1997, between Community and Peoples is Appendix A to the Joint Proxy
           Statement/Prospectus included in Part I of this Registration
           Statement.
    (3)(a) Articles of Incorporation of Community--Incorporated by reference to
           Exhibit 3(a) and of Community's Form S-2 (Amendment 2) dated May 13,
           1987 (Registration No. 2-0-8732).
    (3)(b) Bylaws of Community--Incorporated by reference to Exhibit 3(b) and of Community's Form S-2 (Amendment 2) dated May 13, 1987
           (Registration No. 2-0-8732).

    (5)    Opinion re Legality--Opinion of Mette, Evans & Woodside
    (8)    Opinion re Tax Matters--Opinion of Mette, Evans & Woodside
   (13)    Community's Annual Report on Form 10-K for the year ended December
           31, 1996--Incorporated by reference in the Joint Proxy
           Statement/Prospectus included in Part I of this Registration
           Statement.
   (23)(a) Consent of Mette, Evans & Woodside (included in its opinions filed as Exhibits (5) and (8))
   (23)(b) Consent of Coopers & Lybrand, LLP
   (23)(c) Consent of Stambaugh Ness, P.C.
   (23)(d) Consent of Berwind Financial Group, Inc.
   (23)(e) Consent of Sandler O'Neill & Partners, LP
   (24)    Power of Attorney (included in "SIGNATURES" in Part II of this
           Registration Statement)
   (99)(a) Form of Proxy--Community
   (99)(b) Form of Proxy--Peoples
   (99)(c) Employment Agreement dated as of October 29, 1997 between Community and Eddie L. Dunklebarger.
   (99)(d) Employment Agreement dated as of October 29, 1997 between Community and Jeffrey M. Seibert.
   (99)(e) Employment Agreement dated as of October 29, 1997 between Community and Anthony N. Leo.
   (99)(f) Peoples' Annual Report on Form F-2 for the year December 31, 1996.
   (99)(g) Peoples' quarterly reports on Form F-4 for the quarters ended March
           31, 1997, June 30, 1997, and September 30, 1997.
   (99)(h) Peoples' current report on Form F-3 filed November 10, 1997.

  (b) FINANCIAL STATEMENT SCHEDULES.

  None.

  (c) OPINIONS OF FINANCIAL ADVISORS.

  Furnished as Appendices B and C to the Joint Proxy Statement/Prospectus included in Part I of this Registration Statement.

ITEM 22. UNDERTAKINGS.

  1. The undersigned Registrant hereby undertakes as follows:

    (a) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  3. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  6. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement as permitted by Rule 430A and contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement at the time it was declared effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN MILLERSBURG,
PENNSYLVANIA, ON       , 1997.

                                          Community Banks, Inc.


                                          By:    /s/ Thomas L. Miller
                                             ----------------------------------
                                               THOMAS L. MILLER CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS THOMAS L. MILLER AND ERNEST L. LOWE, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY OR ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

            /s/                        Chairman and Chief              , 1997
-------------------------------------   Executive Officer
          THOMAS L. MILLER              and a Director

            /s/                        President and Chief             , 1997
-------------------------------------   Operations Officer
           ERNEST L. LOWE               and a Director

            /s/                        Executive Vice-                 , 1997
-------------------------------------   President and Chief
          TERRY L. BURROWS              Financial Officer

            /s/                        Director                        , 1997
-------------------------------------
           RONALD E. BOYER

            /s/                        Director                        , 1997
-------------------------------------
          SAMUEL E. COOPER

            /s/                        Director                        , 1997
-------------------------------------
         KENNETH L. DEIBLER

            /s/                        Director                        , 1997
-------------------------------------
            PETER DESOTO

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

            /s/                         Director                       , 1997
-------------------------------------
           LEON E. KOCHER

            /s/                         Director                       , 1997
-------------------------------------
           RAY N. LEIDICH

            /s/                         Director                       , 1997
-------------------------------------
           THOMAS W. LONG

            /s/                         Director                       , 1997
-------------------------------------
          DONALD L. MILLER

            /s/                         Director                       , 1997
-------------------------------------
          SUSAN K. NENSTIEL

            /s/                         Director                       , 1997
-------------------------------------
         ROBERT W. RISSINGER

            /s/                         Director                       , 1997
-------------------------------------
            ALLEN SHAFFER

            /s/                         Director                       , 1997
-------------------------------------
         WILLIAM C. TROUTMAN

            /s/                         Director                       , 1997
-------------------------------------
            JAMES A. ULSH

                                 EXHIBIT INDEX

 EXHIBIT                              EXHIBIT INDEX
 -------                              -------------
  (2)    Agreement and Plan of Reorganization, dated October 28, 1997, between
         Community and Peoples is Appendix A to the Joint Proxy
         Statement/Prospectus included in Part I of this Registration
         Statement.
  (3)(a) Articles of Incorporation of Community--Incorporated by reference to
         Exhibit 3(a) and of Community's Form S-2 (Amendment 2) dated May 13,
         1987 (Registration No. 2-0-8732).
  (3)(b) Bylaws of Community--Incorporated by reference to Exhibit 3(b) and of
         Community's Form S-2 (Amendment 2) dated May 13, 1987 (Registration
         No. 2-0-8732).
  (5)    Opinion re Legality--Opinion of Mette, Evans & Woodside
  (8)    Opinion re Tax Matters--Opinion of Mette, Evans & Woodside
 (13)    Community's Annual Report on Form 10-K for the year ended December 31,
         1996-- Incorporated by reference in the Joint Proxy Statement/
         Prospectus included in Part I of this Registration Statement.
 (23)(a) Consent of Mette, Evans & Woodside (included in its opinions filed as
         Exhibits (5) and (8))
 (23)(b) Consent of Coopers & Lybrand, LLP
 (23)(c) Consent of Stambaugh Ness, P.C.
 (23)(d) Consent of Berwind Financial Group, Inc.
 (23)(e) Consent of Sandler O'Neill & Partners, LP
 (24)    Power of Attorney (included in "SIGNATURES" in Part II of this
         Registration Statement)
 (99)(a) Form of Proxy--Community
 (99)(b) Form of Proxy--Peoples
 (99)(c) Employment Agreement dated as of October 29, 1997 between Community and Eddie L. Dunklebarger.
 (99)(d) Employment Agreement dated as of October 29, 1997 between Community and Jeffrey M. Seibert.
 (99)(e) Employment Agreement dated as of October 29, 1997 between Community and Anthony N. Leo.
 (99)(f) Peoples' Annual Report on Form F-2 for the year December 31, 1996.
 (99)(g) Peoples' quarterly reports on Form F-4 for the quarters ended March
         31, 1997, June 30, 1997, and September 30, 1997.
 (99)(h) Peoples' current report on Form F-3 filed November 10, 1997.